                                                                         ANNEX A

                           ASSET PURCHASE AGREEMENT

                             DATED APRIL 9, 2001,

                                     AMONG

                    DANKA BUSINESS SYSTEMS, PLC, AS SELLER

                                      AND

                        PITNEY BOWES INC., AS PURCHASER

                               TABLE OF CONTENTS

ARTICLE I Purchase and Sale of Assets.............................................................................         1
         1.1 Agreement to Purchase and Sell.......................................................................         1
         1.2 Enumeration of Purchased Assets......................................................................         1
         1.3 Excluded Assets......................................................................................         3
         1.4 Sale of the Purchased Assets to Purchaser............................................................         4

ARTICLE II Assumption of Liabilities..............................................................................         5
         2.1 Agreement to Assume..................................................................................         5
         2.2 Description of Assumed Liabilities...................................................................         6
         2.3 Excluded Liabilities.................................................................................         6

ARTICLE III Purchase Price. Manner of Payment and Closing.........................................................         8
         3.1 Purchase Price.......................................................................................         8
         3.3 Time and Place of Closing............................................................................         9
         3.4 Manner of Payment of the Purchase Price..............................................................         9
         3.6 Adjustment to Purchase Price.........................................................................         9

ARTICLE IV Representations and Warranties.........................................................................        11
         4.1 General Statement....................................................................................        11
         4.2 Purchaser's Representations and Warranties...........................................................        11
         4.3 Seller's Representations and Warranties..............................................................        12
         4.4 Limitation on Warranties.............................................................................        30
         4.5 Definition of Knowledge..............................................................................        30

ARTICLE V Conduct Prior to the Closing............................................................................        31
         5.1 General..............................................................................................        31
         5.2 Seller's Obligations.................................................................................        31
         5.3 Purchaser's Obligations..............................................................................        33
         5.4 Joint Obligations....................................................................................        34

ARTICLE VI Conditions to Closing..................................................................................        35
         6.1 Conditions to Seller's Obligations...................................................................        35
         6.2 Conditions to Purchaser's Obligations................................................................        35
         6.3 Conditions to Purchaser's and Seller's Obligations with Respect to Each Foreign Closing..............        36

ARTICLE VII Closing and Foreign Closings..........................................................................        36
         7.1 Form of Documents....................................................................................        36
         7.2 Purchaser's Deliveries at the Closing................................................................        36
         7.3 Seller's Deliveries at the Closing...................................................................        37
         7.4 Deliveries at the Foreign Closings...................................................................        39

ARTICLE VIII Post-Closing Agreements..............................................................................        39
         8.1 Post-Closing Agreements..............................................................................        39
         8.2 Inspection of Records................................................................................        39
         8.3 Certain Tax Matters..................................................................................        39
         8.4 Use of Trademarks: References to Seller..............................................................        40
         8.5 Payments of Accounts Receivable......................................................................        41
         8.6 Third Party Claims...................................................................................        41
         8.7 Products Liability Insurance.........................................................................        41
         8.8 Certain Contract Matters.............................................................................        41

         8.9 Seller's Confidentiality.............................................................................        41
         8.10 Use of Seller's Trademarks..........................................................................        42
         8.11 Non-Competition and Non-Solicitation................................................................        42
         8.12 Further Assurances..................................................................................        43
         8.13 Non-Assignment......................................................................................        43
         8.14 Additional Payment..................................................................................        43

ARTICLE IX Employees and Employee Benefit Plans...................................................................        44
         9.1 Post-Closing Covenants Relating to Seller's U.S. and Canadian Employees..............................        44
         9.2 Post-Closing Covenants Relating to Seller's Non-U.S. and Canadian Employees..........................        46
         9.3 Relation to Ancillary Agreements.....................................................................        46
         10.1 General.............................................................................................        46
         10.2 Certain Definitions.................................................................................        46
         10.3 Indemnification Obligations of Seller...............................................................        47
         10.4 Indemnification Obligations of Purchaser............................................................        47
         10.5 Limitation on Indemnification Obligations...........................................................        48
         10.6 Cooperation.........................................................................................        49
         10.7 Third Party Claims..................................................................................        49
         10.8 Tax Indemnities.....................................................................................        50
         10.9 Indemnification Exclusive Remedy....................................................................        50

ARTICLE XI Effect of Termination/Proceeding.......................................................................        51
         11.1 General.............................................................................................        51
         11.2 Right to Terminate..................................................................................        51
         11.3 Certain Effects of Termination......................................................................        51
         11.4 Remedies............................................................................................        52
         11.5 Right to Damages....................................................................................        52

ARTICLE XII Miscellaneous.........................................................................................        52
         12.1 Sales and Transfer Taxes............................................................................        52
              ------------------------
         12.2 Publicity...........................................................................................        52
         12.3 Notices.............................................................................................        52
         12.4 Expenses............................................................................................        53
         12.5 Entire Agreement....................................................................................        54
         12.6 Value Added Taxes...................................................................................        54
         12.7 Non-Waiver..........................................................................................        56
         12.8 Counterparts........................................................................................        56
         12.9 Severability........................................................................................        56
         12.10 Applicable Law.....................................................................................        56
         12.11 Binding Effect, Benefit............................................................................        56
         12.12 Assignability......................................................................................        56
         12.13 Amendments.........................................................................................        56
         12.14 Headings...........................................................................................        56
         12.15 Governmental Reporting.............................................................................        56
         12.16 Rule of Construction...............................................................................        56
         12.17 Consent to Jurisdiction............................................................................        57
         12.18 No Effect..........................................................................................        57
         12.19 Definitions........................................................................................        57

EXHIBITS

Exhibit A                Asset Purchase Agreement - Canadian Acquisition
Exhibit B                Asset Purchase Agreement - Belgian Acquisition
Exhibit C                Asset Purchase Agreement - Danish Acquisition
Exhibit D                Going Concerns Transfer Agreement - French Acquisition
Exhibit E                Asset Purchase Agreement - German Acquisition
Exhibit F                Asset Purchase Agreement - Italian Acquisition
Exhibit G                Asset Purchase Agreement - Dutch Acquisition
Exhibit H                Asset Purchase Agreement - Swedish Acquisition
Exhibit I                Asset Purchase Agreement - Norwegian Acquisition
Exhibit J                Asset Purchase Agreement - UK and Irish Acquisition
Exhibit K                Asset Purchase Agreement - U.S. Acquisition
Exhibit L-1              Services and Supplies Agreement
Exhibit L-2              Transitional Support Services Agreement
Exhibit M                Escrow Agreement
Exhibit N                Good Faith Deposit Escrow

                                                                   EXHIBIT 10.33

                           ASSET PURCHASE AGREEMENT
                           ------------------------

THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made April 9, 2001, between DANKA BUSINESS SYSTEMS, PLC, a public limited company incorporated under the laws of England and Wales ("Seller") and PITNEY BOWES INC., a corporation organized under the laws of Delaware ("Purchaser").

                                   RECITALS
                                   --------

         A. The Transferring Subsidiaries (as defined herein) are in the business of providing on-site and multiple client location facilities management outsourcing services aimed at providing total document management solutions, including, mail center operations, mail delivery, literature fulfillment and supplies management, shipping and receiving, network fax, on-line image retrieval, central reprographics, color copy, convenience copy / fleet management, microfilming, color print, print-on-demand, network print, computer output to microfilm (COM), CD output and electronic scanning and indexing (the "Business"). Notwithstanding the above, the term "Business" shall not include incidental provision of such services as part of the Seller's and its Affiliates' core business, or the sale of software.

         B. Seller and the Transferring Subsidiaries desire to sell to Purchaser directly all of the Transferring Subsidiaries' assets used in or relating to the Business, and Purchaser desires to purchase said assets, all on the terms and subject to the conditions contained in this Agreement.

                                  AGREEMENTS
                                  ----------

         Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                          Purchase and Sale of Assets

         1.1   Agreement to Purchase and Sell. On the terms and subject to the
               ------------------------------
conditions contained in this Agreement, Purchaser agrees to purchase from the Transferring Subsidiaries, and Seller agrees to cause the Transferring Subsidiaries, and each Transferring Subsidiary agrees, to sell to the Purchaser, the assets, properties and rights as of the Closing Date (as herein defined), wherever situated or located, of the Transferring Subsidiaries which are used in or relate to the conduct of the Business or which are described in Section 1.2 (the "Purchased Assets"), free and clear of Liens (as defined herein) other than Permitted Liens (as defined herein). Wherever used herein, the phrases "used in" or "relate to" or the like shall mean "arising out of, related to or used in connection with the Business as conducted by Seller and the Transferring Subsidiaries at any time during the one year period immediately preceding the Closing Date." Without limiting the generality of the foregoing, the Purchased Assets shall not include any of the assets, properties and rights described in
Section 1.3 (the "Excluded Assets").

         1.2   Enumeration of Purchased Assets. The Purchased Assets shall
               -------------------------------
include the following assets except to the extent that any of the following assets are also enumerated in Section 1.3:

               (a)      [intentionally omitted]

               (b) all inventory held for use in the conduct of the Business (including, raw materials, work in process, finished goods, service parts and supplies) (collectively, the "Inventory");

               (c) all furniture, art work, fixtures, equipment (including office equipment), machinery, parts, computer hardware, telecommunication equipment (including any switch), copiers, tools, dies, jigs, patterns, molds, automobiles and trucks and all other tangible personal property (other than Inventory) (collectively, "Fixed Assets") used in the conduct of the Business;

          (d) all leasehold interests and leasehold improvements created by all leases, including capitalized leases of personal property used in connection with the Business under which any of the Transferring Subsidiaries is a lessee or lessor;

          (e) the Transferring Subsidiaries' respective entire leasehold interest (including all leasehold improvements) as lessee of real property used in connection with the Business (the "Leased Premises") under the leases which are listed in the Disclosure Schedule;

          (f) all trade accounts receivable, notes receivable, negotiable instruments and chattel paper received as a result of the conduct of the Business (excluding accounts receivable from Seller and its Affiliates included in the Intercompany Accounts (as defined herein));

          (g) all deposits and rights with respect to such deposits in connection with the Business;

          (h) all contracts (and benefits arising therefrom) relating to or arising out of the Business, all rights against suppliers under warranties covering any of the tangible assets of the Business, to the extent legally transferable, and all Permits (as herein defined) and Environmental Permits (as herein defined), to the extent legally transferable;

          (i) all sales orders and sales contracts, purchase orders and purchase contracts, quotations and bids generated by the operation of the Business;

          (j) all license agreements, distribution agreements, sales representative agreements, service agreements, supply agreements and franchise agreements relating to the Business; and all computer software leases, licenses and agreements and technical service agreements relating to the Business, to the extent contractually transferable;

          (k) all intellectual property rights used by any of the Transferring Subsidiaries in or relating to the Business (including, U.S. and foreign patents and applications therefor, know-how, unpatented inventions, trade secrets, secret formulas, business and marketing plans, U.S. and foreign copyrights, U.S. and foreign trademarks, service marks, trade or business names, trade dress and slogans (and all registrations of such copyrights, trademarks, service marks, trade names, trade dress, domain names and slogans, and all applications for registration thereof), Software (as defined herein), licenses and rights with respect to the foregoing (collectively, the "Intellectual Property") used by any of the Transferring Subsidiaries) and all goodwill associated with such intellectual property rights;

          (l) all customer and supplier lists, customer records and information and all other proprietary information relating to the Business;

          (m) all books and records relating to the Business, including, blueprints, drawings and other technical papers, personnel, payroll, employee benefit, accounts receivable and payable, Inventory, maintenance, and asset history records, asset registry, ledgers, and books of original entry, all insurance records and Occupational Safety and Health Administration and Environmental Protection Agency files relating to occupational health and safety and protection of public health and the environment;

          (n) all rights in connection with prepaid expenses with respect to the Purchased Assets;

          (o) all letters of credit issued to any of the Transferring Subsidiaries relating to the Business;

          (p) all sales and promotional materials, catalogues and advertising literature relating to the Business;

          (q) all telephone numbers or telephone directories relating to the Business and all non-shared lock boxes relating to the Business to which any of the Transferring Subsidiaries' account debtors remit payments;

          (r) all rights (including rights to make claims but excluding claims against) related to the Purchased Assets or Assumed Liabilities; and

          (s) all rights in and to claims, rights of indemnification and causes of action against third parties but only to the extent they relate to the Business, the Purchased Assets or the Assumed Liabilities. The applicable Transferring Subsidiaries shall continue to enjoy all rights in and to such claims, rights of indemnification and causes of action, together with Purchaser, except to the extent set forth in this paragraph (s). With respect to claims, rights of indemnification and causes of action with respect to a matter or series or group of matters that are asserted by both a Transferring Subsidiary and Purchaser ("Joint Claims"), such Transferring Subsidiary and Purchaser agree to cooperate with each other to determine the relative value of each party's claim and to share in such limitations as may be applicable to any Joint Claims on a pro rata basis with the relative value of each party's claim. Nothing shall prohibit the parties from acting independently where a claim is not a Joint Claim.

     1.3 Excluded Assets. The Excluded Assets shall consist of the following items:

          (a) except as provided in Section 1.2(g), all cash and cash equivalents on hand and in banks (exclusive of letters of credit issued by customers of any of the Transferring Subsidiaries), investments and marketable securities;

          (b) the Transferring Subsidiaries' bank accounts (other than the lock boxes referred to in Section 1.2(q)), checkbooks and canceled checks;

          (c) all contracts with, and claims and rights against, Seller or any of Seller's Affiliates (as herein defined), including those included in the accounts maintained by any of the Transferring Subsidiaries in accordance with its customary practices, in which there are recorded or reflected the amounts owed by any business of Seller or any of its Affiliates to the Business or by the Business to any business of Seller or any of its Affiliates, attributable to intercompany transactions (the "Intercompany Accounts") and including any rights of any of the Transferring Subsidiaries against any other Transferring Subsidiaries;

          (d) rights in and to claims (including, for indemnification) (and in each case benefits to the extent they arise therefrom) against third parties that relate to Excluded Liabilities (as herein defined) or relate to, or are made under or pursuant to, other Excluded Assets;

          (e) insurance policies of any of the Transferring Subsidiaries and rights in connection therewith;

          (f) rights arising from prepaid expenses, if any, with respect to Excluded Liabilities or other Excluded Assets;

          (g) rights arising from any refunds whether or not due as of the Closing Date (including, any retrospective premium adjustments) with respect to insurance premium payments to the extent they relate to insurance policies which constitute Excluded Assets and refunds whether or not due as of the Closing Date, from federal, state, foreign and/or local taxing authorities with respect to Taxes paid by Seller or any of its Affiliates, including any of the Transferring Subsidiaries;

          (h) deposits of Seller or any of its Affiliates, including any of the Transferring Subsidiaries with any federal, state, local or foreign Tax authorities, including, Tax deposits, prepayments and estimated payments;

          (i) all rights of indemnification, claims and causes of action which relate to the conduct of the Business prior to the Closing Date, including those against any person under any purchase or other agreement pursuant to which Seller or any of its Affiliates acquired any portion of the Business or those arising by operation of law or equity or otherwise, but excluding claims for repair or replacement of defective products against the suppliers thereof with respect to tangible assets of the Business;

          (j) Seller's and the Transferring Subsidiaries' rights under this Agreement and the Ancillary Agreements;

          (k) the Transferring Subsidiaries' corporate charters, minute and stock record books, and corporate seals, Tax Returns and Tax receipts (other than copies of relevant portions of Tax Returns and Tax receipts relating to assumed Taxes); provided, however, Purchaser shall have the right to review and copy the relevant portions of any Tax Returns and workpapers for Taxes of the Transferring Subsidiaries that are relevant Taxes for which Purchaser is liable after the Closing if it reasonably requests such access;

          (l)    the agreements, if any, set forth on Schedule 1.3(l);
                                                      ---------------

          (m)    the assets, if any, described on Schedule 1.3(m);
                                                  ---------------

          (n) all assets and properties of any of the Transferring Subsidiaries not used in the conduct of Business;

          (o) other than the initials "DSI", all intellectual property rights and any associated goodwill of Seller or any Transferring Subsidiary related to the names or marks "Danka Services International", "Danka Services", "Danka Imaging Services", "Danka Office Imaging" and any other name or mark which consists of or uses the name "Danka", including, any internet domain name; and

          (p) any real property owned by a Transferring Subsidiary (provided, however, if Purchaser shall so request the Seller shall grant a license or a lease of such real property to the Purchaser upon commercially reasonable terms).

     1.4  Sale of the Purchased Assets to Purchaser. The Purchased Assets shall
          -----------------------------------------
be sold to the Purchaser as follows:

          (a) Seller shall cause Danka Canada Inc. ("Danka Canada I") and Kalmara Inc. ("Danka Canada II") to sell, transfer and assign the assets of Danka Canada I and Danka Canada II which constitute Purchased Assets to Purchaser pursuant to an Asset Purchase Agreement, substantially in the form attached hereto as Exhibit A;
                   ---------

          (b) Seller shall cause Danka Services International N.V. ("Danka Belgium") to sell, transfer and assign the assets of Danka Belgium which constitute Purchased Assets to Purchaser pursuant to an Asset Purchase Agreement, substantially in the form attached hereto as Exhibit B;
                                                        ---------

          (c) Seller shall cause Danka Services International A/S ("Danka Denmark"), to sell, transfer and assign the assets of Danka Denmark which constitute Purchased Assets to Purchase pursuant to an Asset Purchase Agreement, substantially in the form attached hereto as Exhibit C;
                                             ---------

                  (d) Seller shall cause Danka Services International S.A. ("Danka France") to sell, transfer and assign the assets of Danka France which constitute Purchased Assets to Purchaser pursuant to a Going Concerns Transfer Agreement, substantially in the form attached hereto as Exhibit D;
                                                        ---------
                  (e) Seller shall cause Danka Services GmbH ("Danka Germany") to sell, transfer and assign the assets of Danka Germany which constitute Purchased Assets to Purchaser pursuant to an Asset Purchase Agreement, substantially in the form attached hereto as Exhibit E;
                                                        ---------
                  (f) Seller shall cause Danka Services International S.R.L. ("Danka Italy") to sell, transfer and assign the assets of Danka Italy which constitute Purchased Assets to Purchaser pursuant to an Asset Purchase Agreement, substantially in the form attached hereto as Exhibit F;
                                                        ---------
                  (g) Seller shall cause Danka Services International B.V. ("Danka Netherlands") to sell, transfer and assign the assets of Danka Netherlands which constitute Purchased Assets to Purchaser pursuant to a Stock Purchase Agreement, substantially in the form attached hereto as Exhibit G;
                                                                 ---------
                  (h) Seller shall cause Danka Services International Aktiebolag ("Danka Sweden") to sell, transfer and assign the assets of Danka Sweden which constitute Purchased Assets to Purchaser pursuant to an Asset Purchase Agreement, substantially in the form attached hereto as Exhibit H;
                                                                 ---------
                  (i) Seller shall cause Danka Services International A/S ("Danka Norway"), to sell, transfer and assign the assets of Danka Norway which constitute Purchased Assets to Purchaser pursuant to an Asset Purchase Agreement, substantially in the form attached hereto as Exhibit I;
                                                        ---------
                  (j) Seller shall cause Danka Services International Limited ("Danka UK") to sell, transfer and assign the assets of Danka UK located in the United Kingdom and in Ireland which constitute Purchased Assets to Purchaser pursuant to an Asset Purchase Agreement (the "U.K. Purchase Agreement"), substantially in the form attached hereto as Exhibit J; and
                                                          ---------
                  (k) Seller shall cause Danka Office Imaging Company ("Danka US") to sell, transfer and assign the assets of Danka US which constitute Purchased Assets (the "US Purchased Assets") to Purchaser pursuant to an Asset Purchase Agreement, (the "U.S. Purchase Agreement") substantially in the form attached hereto as Exhibit K.
                            ---------
The foregoing agreements and any other agreements, documents or instruments executed in connection therewith are referred to herein collectively as the "Ancillary Agreements." The portion of the Business conducted by Danka US is referred to herein as the "U.S. Business." The term "wholly-owned" refers to direct or indirect ownership. The term "Transferring Subsidiaries" refers to Danka Canada I, Danka Canada II, Danka Belgium, Danka Denmark, Danka France, Danka Germany, Danka Italy, Danka Netherlands, Danka Sweden, Danka Norway, Danka UK and Danka US.

                                  ARTICLE II

                            Assumption of Liabilities
                            -------------------------

          2.1  Agreement to Assume. At the Closing (as herein defined),
               -------------------
Purchaser shall assume and agree to discharge and perform when due, only the liabilities and obligations of, or asserted against, the Transferring Subsidiaries as described in Section 2.2 (the "Assumed Liabilities"). All liabilities and obligations of Seller and the Transferring Subsidiaries other than the Assumed Liabilities are collectively referred to herein as "Excluded Liabilities." Purchaser shall not assume, and the Transferring Subsidiaries shall remain liable for, the Excluded Liabilities.

         2.2      Description of Assumed Liabilities. The Assumed Liabilities
                  ----------------------------------
shall consist of the following, and only the following, liabilities and obligations of the Transferring Subsidiaries with respect to the Business:

                  (a) all accounts payable set forth on the Audited Balance Sheet relating to the Business, excluding accounts payable to Seller and its Affiliates under the Intercompany Accounts;

                  (b) all accrued and unpaid expenses relating to the Business which are set forth on the Audited Balance Sheet, including, accrued vendor payables, salaries and wages, and all bonuses, vacation pay, social security and employee benefits to the extent and solely to the extent expressly assumed by Purchaser pursuant to Article IX and excluding all Taxes other than payroll taxes and any accruals related to litigation described in Section 2.3(m);

                  (c) all liabilities of any of the Transferring Subsidiaries under the written purchase orders, sales orders, leases, agreements and commitments relating to the Business, which have not been performed prior to the Closing Date and which are set forth in the Disclosure Schedule or which are not required to be set forth in the Disclosure Schedule because of the amount involved;

                  (d) all liabilities of any of the Transferring Subsidiaries arising from events on or after the Closing Date under any Permits and Environmental Permits which were issued to any of the Transferring Subsidiaries prior to the Closing Date and are assigned to Purchaser, but only to the extent such liabilities relate solely to the conduct of the Business after the Closing Date;

                  (e) all liabilities for a prorated share (based on a relative number of days of ownership from the Closing Date) for real estate, personal property or similar ad valorem Taxes arising out of the operation of the Business ("Property Taxes") which if paid on a timely basis are due after the Closing Date (the "Assumed Property Taxes"). The Assumed Property Taxes shall be treated as an Assumed Liability, irrespective of whether, at the Closing Date, liability for such Taxes has actually attached, or whether such Taxes have become actually payable or have been paid by Seller or any Transferring Subsidiary; and

                  (f) all liabilities arising out of the obligations assumed by Purchaser in Article IX hereof or in the Ancillary Agreements.

         2.3      Excluded Liabilities. The Excluded Liabilities shall include
                  --------------------
all liabilities and obligations of Seller or any Transferring Subsidiary, whether known or unknown, absolute or contingent, whether or not relating to the Business, which do not constitute Assumed Liabilities and shall without limiting the foregoing include the following liabilities and obligations:

                  (a) except as provided in paragraph (f) of Section 2.2, any liabilities to Seller or any of Seller's Affiliates (including any liability reflected in the Intercompany Accounts and any liability of any Transferring Subsidiary to any other Transferring Subsidiary) as of the Closing Date;

                  (b) any liabilities for legal, accounting, audit and investment banking fees, brokerage commissions, and any other expenses incurred by Seller or the Transferring Subsidiaries in connection with the negotiation and preparation of this Agreement, Seller's Ancillary Documents, the Ancillary Agreements or the Subsidiary Ancillary Documents and the sale of the Purchased Assets to Purchaser;

                  (c) any liabilities of any of Seller or any of its Affiliates, including the Transferring Subsidiaries, for Taxes, irrespective of the manner in which such Taxes are reflected on the financial statements of Seller or any of the Transferring Subsidiaries, other than the Assumed Property Taxes and payroll taxes included in Section 2.2(b);

                  (d) any liability for or related to indebtedness of Seller or any Transferring Subsidiary to banks, financial institutions or other persons or entities with respect to borrowed money or otherwise (except for capitalized leases);

                  (e) any liabilities of Seller or any of the Transferring Subsidiaries under those leases, contracts, insurance policies, commitments, sales orders, purchase orders, Permits and Environmental Permits which are not Assumed Liabilities;

                  (f) any liabilities of Seller or any of the Transferring Subsidiaries to pay severance benefits which arise by virtue of the sale of the Purchased Assets pursuant to the provisions hereof (other than any such liabilities which arise out of any action by Purchaser on or following the Closing Date, it being understood and agreed that any such liabilities constitute Assumed Liabilities);

                  (g) any liability in respect of any wrongful discharge claim or claims under any federal or state civil rights or similar law, or the Worker Adjustment Retraining and Notification Act ("WARN Act") or any similar local or state law, arising out of the conduct of the Business prior to the Closing (other than any such liabilities which result from Purchaser's failure to comply with the provisions of Article IX and other than any such liabilities which arise as a result of actual terminations or layoffs by Purchaser of employees of the Business which occur after the Closing Date and result from the aggregation of any terminations or layoffs of employees of the Business conducted by any of the Transferring Subsidiaries prior to the Closing Date, it being understood and agreed that any such liabilities constitute Assumed Liabilities hereunder so long as, but only so long as, such employees who were terminated or laid off by any of the Transferring Subsidiaries within the thirty-day period ending on the day immediately before the Closing Date are listed in a schedule delivered by Seller to Purchaser at the Closing);

                  (h) any claims against or liabilities of Seller or any of the Transferring Subsidiaries for injury to or death of persons or damage to or destruction of tangible property (including, any workmen's compensation claim) arising out of the conduct of the Business prior to the Closing Date, regardless of when said claim or liability is asserted, including, any claim or liability for consequential or punitive damages in connection with the foregoing;

                  (i) except as specifically provided in Article IX or in any of the Ancillary Agreements or insofar as such liabilities transfer to the Purchaser or any of its Affiliates as a result of the Acquired Rights Directive (other than any such liabilities arising as the result of any act or omission of the Seller or any of its Affiliates in respect of the period prior to Closing), any liabilities arising out of or in connection with any of the Seller's or its Affiliate's employee welfare and pension benefit (including profit sharing) plans and any other retirement plan or program whether provided by the Seller or its Affiliates or otherwise;

                  (j) liabilities for any so-called "sale bonuses" payable to the Transferring Subsidiaries' employees by reason of the sale of the Purchased Assets (without implication that the contrary would otherwise be true, it is understood and agreed that liabilities under the agreements listed in
Schedule 2.3(f) do not constitute so-called "sale bonuses");
---------------
                  (k) any liabilities or obligations, whether known or unknown, fixed or contingent, with respect to, or relating to, any Environmental Laws (as herein defined) or any environmental, health or safety matter, including, but not limited to, any liabilities arising out of any acts, omissions, or conditions that first occurred or existed prior to the Closing Date;

                  (l) except as otherwise contemplated hereby, any liability whether presently in existence or arising hereafter which is attributable to an asset that is not a Purchased Asset; and

                  (m) any liability of Seller or any of the Transferring Subsidiaries for litigation (contingent or otherwise) arising out of, in relation to or caused by the operation of the Business prior to the Closing Date whether or not commenced prior to such date.

                                  ARTICLE III

                 Purchase Price; Manner of Payment and Closing
                 ---------------------------------------------

          3.1  Purchase Price. Subject to Section 3.2, in consideration of the
               --------------
sale, conveyance, assignment, transfer and delivery of the Purchased Assets, Purchaser shall pay, at the Closing or Foreign Closing (as hereinafter defined), as the case may be, to the Seller or the applicable Transferring Subsidiaries, their allocable portion of the Cash Amount (as herein defined), and assume the applicable portion of the Assumed Liabilities as of the Closing Date (the Cash Amount and the assumption of the Assumed Liabilities are collectively referred to herein as the "Purchase Price"). As used herein, the "Cash Amount" shall mean two hundred ninety million dollars (US $290,000,000), exclusive of any Taxes imposed under Sections 12.1, 12.6 and any witholding Taxes but inclusive of the amount to be delivered to the Escrow Agent pursuant to Section 3.2(b). The Cash Amount will be subject to adjustment as set forth in Section 3.6 and 6.2(c). On or before the close of business on April 11, 2001, Purchaser shall deliver to Seller the amount of $45,000,000 (the "Good Faith Deposit"). The Good Faith Deposit shall be an advance on the Cash Amount and shall be refundable if the transactions contemplated by this Agreement do not close; provided, however, if the transactions contemplated by this Agreement do not close because of a material breach of this Agreement by the Purchaser, then the Good Faith Deposit shall be paid to the Seller. The Good Faith Deposit shall be held by an independent party pursuant to an escrow agreement in substantially the form of Exhibit N to this Agreement.

          3.2  Allocation of the Purchase Price; Establishment of Escrow.
               ---------------------------------------------------------

               (a)  Purchaser and Seller agree that both (i) the Cash Amount and
(ii) the Purchase Price for the Purchased Assets are allocable among the Seller and the Transferring Subsidiaries as set forth in Schedule 3.2 hereto, based,
                                                  ------------
with respect to the Transferring Subsidiaries, on the relative net fair market values of the assets and businesses sold by each of the Transferring Subsidiaries under the Ancillary Agreements. Such Schedule is to be prepared in accordance with Section 1060 of the Code. The parties agree to negotiate in good faith any appropriate revisions to the foregoing which may be appropriate based on the Audited Balance Sheet, and Seller agrees to cause the Transferring Subsidiaries to settle among themselves any resulting inequities in the portion of the Cash Amount received by each Transferring Subsidiary. Seller and Purchaser each agree to prepare and file in a timely manner an IRS Form 8594 and other appropriate information, as required by Section 1060 of the Code and pertinent regulations and Internal Revenue Service instructions, in accordance with any agreement between the parties as to the Purchase Price and allocation of the Purchase Price, with respect to those Purchased Assets and Assumed Liabilities required to be reflected on such Form. Purchaser and Seller each agree to submit to the other a draft copy of any Form 8594 that Purchaser or Danka US proposes to file with respect to the US Purchased Assets at least 45 days before the proposed filing date thereof and to jointly discuss and attempt to agree, in good faith, with respect to the contents thereof. To the extent the allocation of the Purchase Price for the U.S. Purchased Assets is adjusted after the Closing Date, the parties agree to revise and amend any agreed Schedule and IRS Form 8594 in the same manner and according to the same procedure. Each party shall provide to the other party the final version of such Form and information promptly after filing. The parties shall follow a similar procedure with respect to the allocation of the agreed Purchase Price among the assets purchased from the non-U.S. Transferring Subsidiaries under each of the other Ancillary Agreements. The agreed determination and allocation of the Purchase Price and any agreed determination and/or allocation of the Purchase Price to the Purchased Assets shall be binding on Seller and Purchaser and their respective Affiliates.

               (b) Notwithstanding the foregoing, on the Closing Date the sum of US$5,000,000 shall be deposited with an escrow agent selected by Purchaser and reasonably acceptable to Seller

 ("Escrow Agent") in the purchase price adjustment account (the "Escrow Account") pursuant to the Escrow Agreement among Purchaser, Seller and the Escrow Agent in the form attached hereto as Exhibit M. Such amount shall reduce proportionately the amount to be paid to each Transferring Subsidiary on the Closing Date. When and to the extent such amounts are paid out of the Escrow Account to the Seller, and subject to Section 3.6, such pay out shall be for the appropriate benefit of each Transferring Subsidiary. All such amounts, plus accrued interest, will be paid out to the Seller or the Purchaser within five business days after the Actual Closing Date Shareholders' Equity is agreed to or finally determined. Seller and Purchaser shall each pay one-half of the fees and expenses of the Escrow Agent.

          3.3  Time and Place of Closing. The Closing of the sale of the US
               -------------------------
Purchased Assets (the "Closing") shall be consummated at 9:00 a.m. local time at the offices of Holland & Knight LLP in Tampa, Florida on the second business day after the conditions set forth in Sections 6.1 and 6.2 shall be satisfied or waived, subject, however, to the provisions of Section 11.2. The Closing of the sales provided for in Section 1.4(a) through (k) (each a "Foreign Closing") shall occur at the offices of Holland & Knight LLP in Tampa, Florida concurrently with the Closing subject to the conditions set forth in Section
6.3. Each Closing or Foreign Closing shall be deemed to be effective as of 12:01 a.m., prevailing time at the places where the Purchased Assets are located, on the date on which such Closing (the "Closing Date") shall occur.

          3.4  Manner of Payment of the Purchase Price. The respective portion
               ---------------------------------------
of the Cash Amount to be allocated to the Closing or any Foreign Closing shall be payable in full on the Closing Date by wire transfers of immediately available funds. For the purpose of paying the Cash Amount, (i) amounts paid to Danka US shall be payable in U.S. Dollars; (ii) amounts paid to Seller or Danka UK shall be payable in U.K. pounds, translated from U.S. Dollars at the applicable foreign exchange rate as published in the "Key Currency Cross Rates" section of The Wall Street Journal on the second business day preceding the Closing Date (the "Applicable Foreign Exchange Rate"); (iii) amounts paid to Danka Canada shall be payable in Canadian Dollars, translated from U.S. Dollars at the Applicable Foreign Exchange Rate; and (iv) amounts paid to all other Transferring Subsidiaries shall be payable in Euros, translated from U.S. Dollars at the Applicable Foreign Exchange Rate. Said wire transfers shall be made to such bank accounts of the Seller or the respective Transferring Subsidiaries selling their respective Purchased Assets as Seller shall specify by written notice to Purchaser delivered not later than two business days before the Closing Date.

          3.5  Intentionally omitted.

          3.6  Adjustment to Purchase Price.
               ----------------------------

               (a) For purposes of this Agreement, the term "Closing Date Shareholders' Equity" shall mean the shareholders' equity as set forth on the Audited Balance Sheet, reduced by the Excluded Assets, increased by the Excluded Liabilities set forth on the Audited Balance Sheet, subject to adjustment as determined in accordance with this Section 3.6 (the "Adjusted Balance Sheet"). For the purposes of this Agreement, the term "Estimated Closing Date Shareholders' Equity" shall mean $81,700,000.

               (b) As soon as reasonably practicable but not more than 90 days after the Closing Date, Seller will prepare and deliver to Purchaser the audited balance sheet (the "Audited Balance Sheet"), statement of income and cash flows for the Business as of and for the period ending on the Closing Date (and having commenced January 1, 2001), prepared in accordance with GAAP consistently applied using the same accounting policies and procedures as used in the preparation of the December 31, 2000 audited financial statements (the "Audited Financial Statements") and the Adjusted Balance Sheet of the Business. The sole intention of this calculation is to reflect the difference, if any, between the Estimated Closing Date Shareholders' Equity and the Closing Date Shareholders' Equity.

          (c) If Purchaser has any objections to the calculation of the Closing Date Shareholders' Equity, Purchaser will deliver a detailed written statement describing such objections to Seller within 30 days after receiving the Adjusted Balance Sheet. Purchaser and Seller will use commercially reasonable best efforts to resolve any such objections themselves. If the parties do not obtain a final resolution within 30 days after Seller has received the statement of objections, however, Purchaser and Seller will select an accounting firm mutually acceptable to them to resolve any remaining objections. If Purchaser and Seller are unable to agree on the choice of an accounting firm, they will select an accounting firm recognized nationally in the United States by lot (after excluding their respective regular independent accounting firms). The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the parties. Seller will revise the Closing Date Shareholders' Equity as appropriate to reflect the resolution of any objections thereto pursuant to this Section 3.6.

          (d) In the event the parties submit any unresolved objections to an accounting firm for resolution as provided in Section 3.6(c) above, Purchaser and Seller will share responsibility for the fees and expenses of the accounting firm as follows:

                    (i) if the accounting firm resolves all of the remaining objections in favor of Seller's statement of the Closing Date Shareholders' Equity or any adjustments are, collectively, less than $100,000 (the Closing Date Shareholders' Equity so adjusted is the "High Value"), Purchaser will be responsible for all of the fees and expenses of the accounting firm;

                    (ii) if the accounting firm resolves all of the remaining objections in favor of Purchaser's statement of objections to the Closing Date Shareholders' Equity and the adjustments are, collectively, at least $100,000 (the Closing Date Shareholders' Equity so adjusted is the "Low Value"), Seller will be responsible for all of the fees and expenses of the accounting firm; and

                    (iii) if the accounting firm resolves some of the remaining objections in favor of Purchaser and other remaining objections in favor of Seller and the adjustments total at least $100,000, Seller will be responsible for that fraction of the fees and expenses of the accounting firm equal to (x) the difference between the High Value and the Actual Closing Date Shareholders' Equity over (y) the difference between the High Value and the Low Value, and Purchaser will be responsible for the remainder of the fees and expenses.

                    The "Actual Closing Date Shareholders' Equity" is the Closing Date Shareholders' Equity as adjusted above.

          (e) Seller will make the work papers and back-up materials used in preparing the Audited Financial Statements and the Adjusted Balance Sheet available to Purchaser, and Purchaser shall make the books, records, and financial staff of the Business available to Seller and, in each case, their respective accountants and other representatives at reasonable times and upon reasonable notice at any time during (i) the preparation by the Seller of, and review by Purchaser of, the Audited Financial Statements and the Adjusted Balance Sheet and (ii) the resolution by the parties of any objections thereto. Notwithstanding the existence of any dispute pursuant to this Section 3.6, the parties shall make any adjusting payment required under this Section 3.6, to the extent that such adjusting payment is not disputed, at the time and in the manner set forth herein.

          (f)       The Purchase Price will be adjusted as follows:

                    (i) In the event that the Actual Closing Date Shareholders' Equity, as determined in accordance with this Section 3.6, is more than the Estimated Closing Date Shareholders' Equity, Purchaser shall pay such excess to Seller within three business days after the date on which the Actual Closing Date Shareholders' Equity is agreed or finally determined.

                           (ii)    In the event that the Actual Closing Date
Shareholders' Equity is less than the Estimated Closing Date Shareholders' Equity, Seller shall pay to Purchaser (or cause to be delivered from the Escrow Account) the difference between the Estimated Closing Date Shareholders' Equity and the Actual Closing Date Shareholders' Equity within three business days after the date on which the Actual Closing Date Shareholders' Equity is agreed or finally determined.

                  (g) Any amounts paid pursuant to this Section 3.6 shall be increased by five percent (5%) per annum from the Closing Date through the date of payment.

                  (h) It is acknowledged that all fees and expenses paid by the Seller or the Purchaser related to the negotiation and consummation of the transactions contemplated by this Agreement (including, without limitation, investment banking, legal and accounting fees) shall not be taken into account in the calculations contemplated by this Section 3.6.

                                  ARTICLE IV

                        Representations and Warranties
                        ------------------------------

          4.1  General Statement. The parties make the representations and
               -----------------
warranties to each other which are set forth in this Article IV. Except for the representations and warranties set forth in Sections 4.3(i), 4.3(t) and 4.3(x), which shall survive until 90 days after the expiration of the applicable statute of limitations, and in Sections 4.3(a) and 4.3(c), which shall survive forever, all such representations and warranties shall survive the Closing (and none shall merge into any instrument of conveyance) for a period of one year following the Closing. All representations and warranties of Seller are made subject to the exceptions which are noted in the schedule delivered by Seller to Purchaser concurrently with this Agreement and identified by the parties as the "Disclosure Schedule". Any disclosure set forth on such schedule shall be deemed disclosed in reference solely to the subsection of this Agreement expressly referenced thereon.

          4.2  Purchaser's Representations and Warranties. Purchaser
               ------------------------------------------
represents and warrants to Seller that:

               (a) Purchaser is a corporation duly organized, existing and in good standing (or with active status), under the laws of its jurisdiction of incorporation.

               (b)     Purchaser has all necessary corporate power and
authority to enter into and perform (x) this Agreement and (y) all documents and instruments to be executed by it pursuant to this Agreement, including the Escrow Agreement, the Service and Supplies Agreement substantially in the form attached hereto as Exhibit L-1 (the "Danka Service Agreement") and the
                   -----------
Transitional Support Services Agreement substantially in the form attached hereto as Exhibit L-2 (the "Transitional Services Agreement"; and collectively,
          -----------
"Purchaser's Ancillary Documents"). The execution, delivery and performance of this Agreement and Purchaser's Ancillary Documents by Purchaser and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the board of directors or a duly appointed committee of the board of directors of Purchaser and no other corporate proceedings are necessary on the part of Purchaser to authorize the execution, delivery and performance of this Agreement and the Purchaser's Ancillary Documents by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms and conditions, subject only to applicable bankruptcy, reorganization, moratorium and similar laws and general principles of equity. The Purchaser's Ancillary Documents when duly executed and delivered by the Purchaser will constitute legal, valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their terms and conditions, subject only to applicable bankruptcy, reorganization, moratorium and similar laws and general principles of equity.

                  (c) Except for the notifications, applications and filings as are listed on a separate schedule to be delivered by the parties on or before April 16, 2001 (the "European Filings") or required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), no consent, authorization, order or approval of, notice to, or filing or registration with, any governmental authority is required for the execution, delivery and performance by Purchaser of this Agreement and Purchaser's Ancillary Documents, and the consummation by Purchaser of the transactions contemplated by this Agreement and Purchaser's Ancillary Documents. No representation is made pursuant to this Section 4.2(c) or 4.2(d) as to any consent, authorization, notice, order, approval, filing, registration or any violation, conflict or breach which arises by reason of the regulatory status of Seller or the Transferring Subsidiaries or by reason of any facts pertaining to any of them.

                  (d) Neither the execution and delivery and performance of this Agreement and Purchaser's Ancillary Documents by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby and thereby, will (with notice or lapse of time or both) violate, conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws or comparable documents of Purchaser, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award applicable to Purchaser.

                  (e) Purchaser is not a party to any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which execution, delivery or performance by Purchaser according to the terms of this Agreement and the Purchaser's Ancillary Documents will be a default or an event of acceleration, or grounds for termination, and whereby timely performance by Purchaser according to the terms of this Agreement and the Purchaser's Ancillary Documents may be prohibited, prevented or delayed.

                  (f) Neither Purchaser nor any of its Affiliates has dealt with any person or entity who is entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from Seller or any of its Affiliates (including the Transferring Subsidiaries) for arranging the transaction contemplated hereby or introducing the parties to each other. As used herein, an "Affiliate" is any person or entity which, at the time of determination, controls a party to this Agreement, which, at the time of determination, that party controls, or which, at the time of determination, is under common control with that party. "Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contract or otherwise.

                  (g) Except as set forth in this Section 4.2, the Purchaser makes no express or implied warranty of any kind whatsoever.

         4.3      Seller's Representations and Warranties. Subject to Section
                  ---------------------------------------
4.1, Seller represents and warrants to Purchaser that:

         CORPORATE
         ---------

                  (a) Seller is a corporation duly organized, existing and in good standing (or with active status) under the laws of England and Wales. Each of the Transferring Subsidiaries is a corporation duly organized and existing under the laws of its jurisdiction of organization. The Transferring Subsidiaries have all necessary corporate power and authority to conduct the Business as the Business is now being conducted. The Transferring Subsidiaries are the only subsidiaries of Seller which conduct any portion of the Business. Neither Seller nor any of its Affiliates other than the Transferring Subsidiaries directly own any assets used in the Business or conduct any portion of the Business nor are any of their employees engaged in the conduct of the Business.

                  (b) Each Transferring Subsidiary has qualified as a foreign corporation, and is, to the extent applicable, in good standing, under the laws of all jurisdictions where the nature of the Business or the nature or location of its assets which are used in the Business requires such qualification except where the failures to so qualify and to be in good standing, in the aggregate, are not reasonably likely to have a Material Adverse Effect (as herein defined). For the purposes of this Agreement, "Material Adverse Effect" means either (i) a material adverse effect on the financial or operational condition of the Business as in existence on the date of the execution of this Agreement, taken as a whole or (ii) a material adverse effect on the full and timely performance, including any unreasonable delay therein, by Seller and the Transferring Subsidiaries of the transactions contemplated by this Agreement. With respect to clause (i) above, a Material Adverse Effect shall be an individual or aggregate loss, expense or cost to the Business in excess of $250,000.

                  (c) Subject to the passing, without amendment, of an ordinary resolution of Seller's shareholders approving the transaction that is the subject of this Agreement, such resolution to be in such form as Seller's board of directors may reasonably require and as required by all applicable laws (the "Shareholder Approval"), if required, Seller has all necessary corporate power and authority to enter into and perform (x) this Agreement and (y) all documents and instruments to be executed by Seller pursuant to this Agreement including the Escrow Agreement, the Danka Services Agreement and the Transitional Services Agreement (collectively, "Seller's Ancillary Documents"). Subject to obtaining the Shareholder Approval, upon the execution thereof the Transferring Subsidiaries will have all necessary corporate power and authority to enter into and perform the Ancillary Agreements and all documents and instruments to be executed by any Transferring Subsidiary pursuant to this Agreement and the Ancillary Agreements including the Danka Services Agreement and the Transitional Services Agreement (collectively, the "Subsidiary Ancillary Documents") to which they are respective parties. The execution, delivery and performance of this Agreement and Seller's Ancillary Documents by Seller, the execution, delivery and performance of the Ancillary Agreements and the Subsidiary Ancillary Documents by the Transferring Subsidiaries, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly approved by the board of directors of Seller and the boards of directors (or similar bodies) and, if required, shareholders of the Transferring Subsidiaries, and no other corporate proceedings or approvals are necessary on the part of Seller or any of the Transferring Subsidiaries to authorize the execution, delivery and, subject to obtaining the Shareholder Approval, performance of this Agreement, the Seller's Ancillary Documents, the Ancillary Agreements and the Subsidiary Ancillary Documents by Seller and the Transferring Subsidiaries and the consummation by Seller and the Transferring Subsidiaries of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms and conditions, subject only to applicable bankruptcy, reorganization, moratorium and similar laws and general principles of equity. The Seller's Ancillary Documents when executed and delivered by Seller will be legal, valid and binding agreements of Seller enforceable against Seller in accordance with their terms and conditions, subject only to applicable bankruptcy, reorganization, moratorium and similar laws and general principles of equity. The Ancillary Agreements and the Subsidiary Ancillary Documents, when executed and delivered by the Transferring Subsidiaries, will constitute legal, valid and binding agreements of the Transferring Subsidiaries, enforceable against the respective Transferring Subsidiaries in accordance with their terms and conditions, subject only to applicable bankruptcy, reorganization, moratorium and similar laws and general principles of equity.

                  (d) Except for the European Filings and the notifications, applications and filings required by the Hart-Scott-Rodino Act and as described in the Disclosure Schedule (collectively, the "Governmental Consents"), no consent, authorization, order or approval of, notice to, or filing or registration with, any governmental authority is required for the execution, delivery and performance of this Agreement, Seller's Ancillary Documents, the Ancillary Agreements and the Subsidiary Ancillary Documents and the consummation by Seller and the Transferring Subsidiaries of the transactions contemplated by this Agreement, Seller's Ancillary Documents, the Ancillary Agreements and the Subsidiary Ancillary Documents. No representation is made pursuant to this Section 4.3(d) or 4.3(e) as to any consent, authorization, notice, order, approval, filing, registration or any violation, conflict or breach which arises by reason of the regulatory status of Purchaser or by reason of any facts pertaining to it.

                  (e) Neither the execution and delivery and performance of this Agreement and Seller's Ancillary Documents by Seller, nor the execution and delivery and performance of this Agreement and the Ancillary Agreements and the Subsidiary Ancillary Documents by the Transferring Subsidiaries, nor the consummation by Seller and the Transferring Subsidiaries of the transactions contemplated hereby and thereby, will (with notice or lapse of time or both) violate, conflict with or result in a breach of any of the terms, conditions or provisions of the Memorandum of Association or Articles of Association of Seller or the organizational documents of any of the Transferring Subsidiaries, or of any law, permit, statute or administrative regulation of, or agreement with, any federal, state, or local governmental authority, or of any order, writ, injunction, judgment or decree of any court or any governmental authority or of any arbitration award.

         FINANCIAL
         ---------

                  (f) Copies of the audited combined balance sheet, statements of income, retained earnings and cash flows, and notes to financial statements (together with any supplementary information thereto) of the Business, (i) as of March 31, 2000, and (ii) as of and for the nine months ended December 31, 2000 (the December 31, 2000 financial statements are referred to as the "Most Recent Fiscal Month End"), are contained in the Disclosure Schedule. Such financial statements (together with the notes thereto) are referred to herein collectively as the "Financial Statements." The Financial Statements have been prepared from the books and records of the Transferring Subsidiaries and present fairly the financial position of the Business as of the date thereof, and the results of operations and cash flows of the Business for the period covered by said statements, in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, except as disclosed therein. The Financial Statements do not reflect the operations of any entity or business not intended to constitute a part of the Business.

                  (g) The Transferring Subsidiaries have full legal and beneficial title to, and the corporate power to sell, the Purchased Assets owned by them respectively, free and clear of any liens, claims, encumbrances, mortgages, pledges, security interests, easements, rights of way, covenants, restrictions, rights, options, conditional sales or other title retention agreements of any kind or nature (collectively, "Liens") except for the following liens (the "Permitted Liens"): (i) Liens listed in the Disclosure Schedule; (ii) statutory liens for Taxes (as herein defined) not yet due and payable or for Taxes the taxpayer is contesting in good faith through appropriate proceedings for which appropriate reserves have been established on the Financial Statements (which proceedings are described in the Disclosure Schedule), (iii) statutory liens of landlords, carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due and payable and which, in the aggregate, do not detract from the value or use of the Purchased Assets except such Liens that, in the aggregate, are not reasonably likely to have a Material Adverse Effect;
         (iv) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and (v) retention of title clauses in favor of suppliers (other than Seller and its Affiliates) in the ordinary course of business. Seller does not hold title to any of the Purchased Assets.

                  (h) Neither Seller nor any Transferring Subsidiary has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, arising out of or relating to the Business, except (a) as set forth in the Disclosure Schedule, (b) as and to the extent disclosed or reserved against in the Financial Statements and (c) for liabilities and obligations that (i) were incurred after the date of the Most Recent Fiscal Month End in the ordinary course of business consistent with prior practice and (ii) in the aggregate, have not and are not reasonably likely to have a Material Adverse Effect. None of the Business' employees is now or will by the passage of time become entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to the date of the Closing except (x) as set forth in the Financial Statements, (y) with respect to vacation time and vacation pay, as has been or will be incurred in the ordinary course of business consistent with past practices or (z) as is disclosed in the Disclosure Schedule.

         TAXES
         -----

                           (i) For purposes of this Agreement, the term "Taxes" means all federal, state, local, foreign and other income, sales, use, ad valorem, withholding, gross receipts, excise, asset, franchise, payroll, employment, social security (or its equivalent), severance, license, stamp, occupation, premium, environmental, goods and services, value added, transfer or other taxes, customs duties or tariffs, fees, assessments or charges of any kind arising out of the Business, together with any interest and any penalties with respect thereto, and the term "Tax" means any one of the foregoing Taxes; the term "Code" means the Internal Revenue Code of 1986, as amended. The term "Tax Returns" means all reports and returns required to be filed with respect to Taxes.

                           (ii) There have been filed on a timely basis all Tax Returns required to be filed by Seller and the Transferring Subsidiaries on or prior to the date hereof pertaining to the Property Taxes.

                           (iii) There have been filed on a timely basis all Tax Returns required to be filed by Danka Italy, Danka Belgium and Danka Germany provided that in Germany this representation is made solely with respect to wage taxes, trade taxes and VAT pertaining to Taxes and Danka France provided that in France this representation is made solely with respect to corporate income and apprenticeship tax.

                           (iv) With respect to all amounts in respect of Property Taxes imposed upon any of the Transferring Subsidiaries, or for Property Taxes for which any of Seller and the Transferring Subsidiaries is liable to taxing authorities, with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws have been complied with, and all such amounts required to be paid by the applicable Transferring Subsidiaries to taxing authorities on or before the date hereof have been paid.

                           (v) With respect to all amounts in respect of Taxes imposed upon Danka Italy, Danka Belgium and Danka Germany provided that in Germany this representation is made solely with respect to wage taxes, trade taxes and VAT and Danka France provided that in France this representation is made solely with respect to corporate income and apprenticeship tax, with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws have been complied with, and all such amounts required to be paid to taxing authorities on or before the Closing Date have been paid.

                           (vi) There are at present no pending tax audits, assessments or other proceedings relating to Property Taxes or the assets pertaining thereto, and neither Seller nor any of the Transferring Subsidiaries has received any written notice of any such proceeding.

                           (vii) There are at present no pending tax audits, assessments or other proceedings relating to Taxes of Danka Italy, Danka Belgium or Danka Germany provided that in Germany this representation is made solely with respect to wage taxes, trade taxes and VAT or Danka France provided that in France this representation is made solely with respect to corporate income and apprenticeship tax, and neither Seller nor any of the Transferring Subsidiaries has received any written notice of any such proceeding.

                           (viii) Seller has provided to Purchaser copies of all relevant portions of private rulings and closing agreements which impact Taxes of the Business or any Purchased Asset or Assumed Liability.

                           (ix) There has been no claim of nexus or other taxing authority with respect exclusively to the Business by any tax jurisdiction in which Seller or a Transferring Subsidiary does not file returns relating to the Business.

                           (x)     None of the Purchased Assets to be
                  transferred by Seller or any of the Transferring Subsidiaries is a "United States real property interest," within the meaning of Section 897(c) of the Code.

                           (xi) As of the Closing Date , Seller and each of the Transferring Subsidiaries shall have made all payments of VAT (as defined herein) due and payable with respect to the conduct of the Business, shall have filed all returns and reports required to have been filed prior to such date and shall have complied with all applicable provisions relating to VAT.

         CONDUCT OF BUSINESS
         -------------------

                  (j) Since the Most Recent Fiscal Month End, other than changes resulting from changes in general economic conditions, no event or events have occurred which in the aggregate have had or are reasonably likely to have a Material Adverse Effect, and neither Seller nor any Transferring Subsidiary has, with respect to the Business:

                           (i) except for current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with past practice, incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, which liabilities, in the aggregate, would reasonably be likely to have a Material Adverse Effect;

                           (ii) discharged or satisfied any Lien or liability other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than capitalized leases, current liabilities shown on the Financial Statements and current liabilities incurred since the date thereof in the ordinary course of business consistent with past practice;

                           (iii) mortgaged, pledged or subjected to Lien, any property, business or assets, tangible or intangible;

                           (iv) solely as of the date of the execution of this Agreement, received any notice of termination of any contract or more than one contract with the same customer or its affiliates, or any lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in the aggregate, would reasonably be likely to result in a loss or decrease in annual revenues , or an increase in expenses, exceeding $500,000;

                           (v) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property (as defined in Section 4.3(z)), or modified any existing rights with respect thereto;

                           (vi) except in the ordinary course of business consistent with past practice, made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any shareholder, director, officer, employee, salesman, distributor or agent of Seller or any Transferring Subsidiary;

                           (vii) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any change in its relations with its employees, agents, customers or suppliers which, in the aggregate, would reasonably be likely to have a Material Adverse Effect;

                           (viii) failed to replenish the Business' Inventory and supplies in a normal and customary manner consistent with its past practice, or made any purchase commitment in excess of the normal, ordinary and usual requirements of the Business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in its selling, pricing, advertising or personnel practices inconsistent with its past practice;

                           (ix) failed to pay any accounts payable or other liability when they became due and payable;

                           (x) made any capital expenditures or capital additions or improvements in excess of an aggregate of $250,000 other than in connection with the establishment or enhancement of customer facilities in the ordinary course of Business or as disclosed on the Disclosure Schedule;

                           (xi) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to the Business or the Purchased Assets other than in the ordinary course of business consistent with past practices but not in any case involving amounts in excess of $100,000;

                           (xii) entered into any transaction, contract or commitment other than in the ordinary course of business consistent with past practices or paid or agreed to pay any legal, accounting, brokerage, finder's fee, Taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby;

                           (xiii) sold, leased or transferred any of its assets or property except for (A) sales of Inventory in the ordinary course of business consistent with past practices, and (B) cash applied in payment of the Transferring Subsidiaries' respective liabilities in the ordinary course of business consistent with past practices, and except as permitted by this Agreement;

                           (xiv) suffered any loss, or any interruption in use, of any assets or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God which, in the aggregate, would reasonably be likely to have a Material Adverse Effect;

                           (xv) cancelled or compromised any debt or claim or waived any rights other than in the ordinary course of business consistent with past practices which, in the aggregate, would reasonably be likely to have a Material Adverse Effect;

                           (xvi) conducted its business and operations other than in the ordinary course of business consistent with past practice (this clause (xvi) shall not be deemed to be breached by virtue of the entry by Seller into this Agreement and the Ancillary Agreements or its or their consummation of the transactions contemplated hereby and thereby);

                           (xvii) made any dividend payment in excess of $250,000, or repaid, forgiven or incurred any Intercompany Account other than in the ordinary course of business consistent with past practices or as permitted under any express term of this Agreement; or

                           (xviii) taken any action or omitted to take any
                  action that would result in the occurrence of any of the foregoing.

                  (k) The Purchased Assets comprise all assets and services required for the continued conduct of the Business as now being conducted. The Purchased Assets, taken as a whole, constitute all the properties and assets used in or related to the Business during the past twelve months (except Inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, contracts fully performed, properties or assets replaced by equivalent or superior properties or assets, in each case in the ordinary course of business, employees not hired by Purchaser, and the Excluded Assets). There are no assets or properties used in the operation of the Business and owned by any person or entity (including Seller and its Affiliates) that will not be transferred to Purchaser hereunder or leased or licensed to Purchaser under the Ancillary Materials, except where the failure to transfer such assets or properties, in the aggregate, would not be reasonably likely to have a Material Adverse Effect. The Purchased Assets are adequate for the purposes for which such assets are currently used or are held for use, and are in reasonably good repair and operating condition (subject to normal wear and tear). To the knowledge of Seller and the Transferring Subsidiaries, there are no facts or conditions affecting the Purchased Assets which could, individually or in the aggregate, interfere with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use, except where the existence or occurrence of such facts or conditions, in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

CONTRACTS
---------
                  (l) As used herein, the term "Material Contracts" refers to the following undischarged written and, to Sellers' and the Transferring Subsidiaries' knowledge, oral contracts, agreements, leases and other instruments to which Seller or any of the Transferring Subsidiaries is a party with respect to the Business:

                           (i) agreements for the employment for any period of time whatsoever, or in regard to the employment, or restricting the employment, of any employee of any of the Transferring Subsidiaries who is or was employed in the conduct of the Business where the agreement provides for annual compensation to an employee in excess of $100,000 or provides severance benefits;

                           (ii) consulting agreements where the agreement provides for annual compensation in excess of $100,000 or provides severance benefits;

                           (iii) collective bargaining agreements covering employees employed in the conduct of the Business or in respect of which the Purchaser or any of its Affiliates will be bound by reason of the transactions contemplated by this Agreement, and agreements with trade unions and work councils;

                           (iv) plans or contracts or arrangements providing for incentive compensation, equity (or equity based) compensation and deferred compensation;

                           (v)     agreements restricting in any manner
                  (including but not limited to any restrictions with respect to any geographic territory) the right to compete with any other person or entity restricting the right to sell to or purchase from any other person or to employ any person, or restricting the right of any other party to compete with the Business or the ability of such person or entity to employ any of the Transferring Subsidiaries' respective employees employed in the conduct of the Business;

                           (vi) agreements between any of the Transferring Subsidiaries and any of their respective Affiliates, including with respect to the purchase of goods or the performance of services;

                           (vii) agreements of agency, representation, distribution, or franchise which cannot be canceled by any of the Transferring Subsidiaries without payment or penalty upon notice of ninety (90) days or less;

                           (viii) service agreements affecting any of the Purchased Assets where the agreement has an annual service charge in excess of $100,000 and has an unexpired term as of the Closing Date in excess of one year;

                           (ix) guaranties, performance, bid or completion bonds, or surety or indemnification agreements with respect to the Business;

                           (x) leases or subleases, either as lessee or sublessee, lessor or sublessor, of real or personal property or intangibles to be assigned to Purchaser pursuant to this Agreement, where the lease or sublease provides for an annual rent in excess of $100,000 and has an unexpired term as of the Closing Date in excess of one year;

                           (xi) agreements between Seller or the relevant Transferring Subsidiaries and any person granting any right to use, license or sublicense, or practice any right under the Intellectual Property (as defined herein) (other than with respect to "off-the-shelf" Software);

                           (xii) loan agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, and other agreements and instruments relating to the borrowing of money or obtaining of or extension of credit;

                           (xiii) joint venture, partnership and similar contracts involving a sharing of profits or expenses (including but not limited to joint research and development and joint marketing contracts);

                           (xiv)   asset purchase agreements and other
                  acquisition or divestiture agreements, including but not limited to any agreements relating to the sale, lease or disposal of any Assets (other than this Agreement and the Ancillary Agreements and sales of inventory in the ordinary course of business) or involving continuing indemnity or other obligations;

                           (xv) sales agency, manufacturer's representative, marketing or distributorship agreements; and

                           (xvi) all other agreements not specifically enumerated above, related to the Business which are to be assigned to Purchaser under this Agreement (including, agreements with customers, vendors and suppliers) where the agreement provides for the receipt or expenditure by Purchaser after such assignment of the agreement of more than $100,000, except, with respect to this Section 4.3(l)(xvi), agreements entered into in the ordinary course of business consistent with past practices, as to which no breach or default currently exists.

         The Disclosure Schedule contains a list of all Material Contracts as of the date hereof. All Material Contracts are binding upon Seller or a Transferring Subsidiary and, to Seller's knowledge, the other parties thereto. Seller has made available to Purchaser copies of all written Material Contracts. No default (or event which with notice or lapse of time or both would be a default) by any of the Transferring Subsidiaries has occurred thereunder and, to Seller's knowledge, no default (or event which with notice or lapse of time or both would be a default) by the other contracting parties has occurred thereunder, except for such defaults which in the aggregate are not reasonably likely to have a Material Adverse Effect. Neither Seller nor any of Seller's Affiliates (other than the Transferring Subsidiaries) are a party to any Material Contract on behalf of the Business.

                  (m) The Disclosure Schedule identifies (i) all contracts, leases (for real and personal property), licenses and other instruments which prohibit the transfer of the Purchased Assets by the Seller or any Transferring Subsidiary or the assignment of the Sellers' or the Transferring Subsidiaries' respective rights thereunder without the consent of the other party thereto ("Third Party Consents"), and (ii) each Third Party Consent which involves a customer and an amount of revenues exceeding $5.0 million per year which, for the convenience of the parties are identified on Schedule 4.3(m)(ii) ("Material Third Party Consents"). Except as provided in the Disclosure Schedule, neither the execution, delivery and performance of this Agreement and Seller's Ancillary Documents by Seller, nor the execution, delivery and performance of this Agreement and the Ancillary Agreements and the Subsidiary Ancillary Documents by the Transferring Subsidiaries, nor the consummation by Seller and the Transferring Subsidiaries of the transactions contemplated hereby and thereby, will (with notice or lapse of time or both) violate, conflict with or result in a breach of any of the terms, conditions or provisions of or result in (or give any party any right of) acceleration, termination or cancellation of any of the terms of any contract, lease, license, agreement, indenture, mortgage, debenture, note or other instrument related to the Business or the Purchased Assets, which violations, conflicts, or results would in the aggregate be reasonably likely to have a Material Adverse Effect.

                  (n) The Disclosure Schedule (i) contains a list of all material licenses, permits, registration and governmental approvals (the "Permits") (other than Environmental Permits, which are exclusively provided for in Section 4.3(y)) held by the Seller and the Transferring Subsidiaries with respect to the Business, (ii) identifies any Permit which is prohibited from being transferred or may not be assigned to Purchaser without the consent of any governmental authority or any third party (the "Permit Consents") and (iii) identifies each Permit Consent required to be obtained on or before the Closing Date (the "Material Permits"). The Transferring Subsidiaries possess all Permits which are required in order for the Transferring Subsidiaries to conduct the Business as presently conducted, except where the failure to possess such Permits would not in the aggregate be reasonably likely to have a Material Adverse Effect.

INVENTORY
---------

           (o) All Inventories are of good, usable and merchantable quality, except as set forth on the Disclosure Schedule and except where, in the aggregate, such quality is not reasonably likely to have a Material Adverse Effect, do not include obsolete or discontinued items. Except as set forth on the Disclosure Schedule, (a) all Inventories are of such quality as to meet the quality control standards of Seller and each Transferring Subsidiary and any applicable governmental quality control standards, (b) all Inventories that are finished goods are saleable as current inventories at the current prices thereof in the ordinary course of business, (c) all Inventories are recorded on the books of the Business at the lower of cost or market value determined in accordance with GAAP and (d) no write-down in inventory has been made or should have been made pursuant to GAAP. The Disclosure Schedule lists the locations of all Inventories.

CUSTOMERS
---------

           (p) Solely as of the date of the execution of this Agreement: the Disclosure Schedule sets forth (a) the names and addresses of all customers of Seller or any Transferring Subsidiary that ordered goods and services from the Business with an aggregate value for each such customer of $500,000 or more during the twelve-month period ended as of December 31, 2000 and (b) the amount for which each such customer was invoiced during such period. Neither the Seller nor any Transferring Subsidiary has knowledge, or has received any written notice, that any such customer of Seller or any Transferring Subsidiary has terminated or will terminate or has substantially reduced or will substantially reduce its use of products, goods or services of the Business. To the knowledge of Seller and the Transferring Subsidiaries, no customer of the Business described in clause
     (a) of the first sentence of this Section has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Materials.

SUPPLIERS; RAW MATERIALS
------------------------

           (q) The Disclosure Schedule sets forth (a) the names and addresses of all suppliers (including without limitation Seller and any Affiliates thereof) from which the Business ordered raw materials, supplies, merchandise and other goods and services with an aggregate purchase price for each such supplier of $100,000 or more during the twelve-month period ended December 31, 2000 and (b) the amount for which each such supplier invoiced the Business during such period. Neither the Seller nor any Transferring Subsidiary has received any notice or has any reason to believe that there has been any change in the price of such raw materials, supplies, merchandise or other goods or services, or that any such supplier will not sell raw materials, supplies, merchandise and other goods to Purchaser at any time after the Closing Date on terms and conditions similar to those used in its current sales to the Business, subject to general and customary price increases and except where the changes, in the aggregate, are not reasonably likely to have a Material Adverse Effect. To the knowledge of Seller, no supplier of the Business described in clause
     (a) of the first sentence of this Section has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

SERVICE AND PRODUCT WARRANTIES
------------------------------

           (r) Except as set forth in the Disclosure Schedule and for warranties under applicable law, (a) there are no warranties express or implied, written or oral, with respect to the products or services of the Business and (b) there are no pending or threatened claims with respect to any such warranty, and neither the Seller nor any Transferring Subsidiary has any liability with respect to any such warranty, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

RECEIVABLES
-----------

           (s) All of Seller's and each Transferring Subsidiary's receivables (including accounts receivable, loans receivable and advances) which have arisen in connection with the Business and which are reflected in the Financial Statements have, and all such receivables which will have arisen since the Most Recent Fiscal Month End have, arisen only from bona fide transactions in the ordinary course of business and are, or will be, collectible in full at the recorded amounts thereof (net of any recorded reserve) in the ordinary course of business subject to no defenses, setoffs, counterclaims or recoupments. Neither Seller nor any Transferring Subsidiary has any knowledge of any facts or circumstances generally (other than general economic conditions) which would result in any increase in the uncollectability of such receivables as a class in excess of the reserves therefor set forth on the Financial Statements. The Disclosure Schedule hereto accurately lists as of December 31, 2000 all receivables arising out of or relating to the Business in excess of $100,000, the amount owing and the aging of such receivable, the name and last known address of the party from whom such receivable is owing, and any security in favor of Seller or any Transferring Subsidiary for the repayment of such receivable which Seller or any Transferring Subsidiary purports to have. Since December 31, 2000, there has been no change to Seller's or any Transferring Subsidiary's Credit Policy for the Business. "Credit Policy" means the financial and related standards utilized in connection with the Business to determine who to accept as a customer, when to record a reserve with respect to a receivable, and how and when to pursue collections.

EMPLOYEES
---------

           (t) With respect to employees of the Transferring Subsidiaries employed in the conduct of the Business:

                  (i) the Disclosure Schedule contains a true and complete list of all Pension Plans. As used herein, the term "Pension Plans" refer to all employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that are sponsored, maintained, or contributed to or required to be contributed to by the Seller, a Transferring Subsidiary or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Seller or a Transferring Subsidiary would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which Seller, a Transferring Subsidiary or an ERISA Affiliate is a party, whether written or oral, for the benefit of employees or former employees of the U.S. Business. No Pension Plan is a multiemployer plan (as defined in Section 3(37) of ERISA);

                  (ii) the Disclosure Schedule contains a true and complete list of those employee welfare benefit plans (as defined in Section 3(1) of ERISA) that are sponsored, maintained, or contributed to or required to be contributed to by the Seller, a Transferring Subsidiary or an ERISA Affiliate for the benefit of employees or former employees of the U.S. Business (the "Welfare Plans");

                  (iii) neither Danka US nor any ERISA Affiliate of Danka US has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") as a result of the voluntary or involuntary termination of any Pension Plan subject to Title IV of ERISA; there is currently no active filing by Danka US or any ERISA Affiliate with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any Pension Plan subject to Title IV of ERISA maintained or funded, in whole or in part, by Danka US or any ERISA Affiliate; and neither Danka US nor any ERISA Affiliate has made a complete or partial withdrawal from a multiemployer plan resulting in withdrawal liability, as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA); to Seller's knowledge, no liability under Title IV or Section 302 of ERISA has been incurred by Seller, a Transferring Subsidiary or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to Seller, a Transferring Subsidiary or any ERISA Affiliate of incurring any such liability, other than liability for premiums due to the PBGC (which premiums have been paid when due) except where such liabilities and conditions, in the aggregate, are not reasonably likely to have a Material Adverse Effect. Insofar as the representation made in this Section 4.3(t)(iii) applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Seller, a Transferring Subsidiary or any ERISA Affiliate made, or was required to make, contributions during the five (5)-year period ending on the last day of the most recent plan year ended prior to the Closing Date;

                  (iv) the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of Seller, a Transferring Subsidiary or any ERISA Affiliate to worker's compensation, severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer,
           (iii) otherwise cause any payment of compensation to any such employee or officer to be treated as not deductible as an excess parachute payment under Section 280G(a) of the Code, or (iv) constitute a "change in control" triggering the payment of additional benefits to any employee of Seller, any Transferring Subsidiary or any ERISA Affiliate;

                 (v) except as set forth in the Disclosure Schedule, no Welfare Plan provides medical coverage to former employees of the Business (other than such coverage required by Section 4980B(f) of the Code and there has been no material failure of a Welfare Plan that is a group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Section 4980B(f) of the Code with respect to a qualified beneficiary (as defined in Section 4980B(g) of the Code) except where such failures, in the aggregate, are not reasonably likely to have a Material Adverse Effect. With respect to the U.S. Business, neither the Seller nor any Transferring Subsidiary has contributed to a nonconforming group health plan (as defined in Section 5000(c) of the Code) and no ERISA Affiliate of the Seller or any Transferring Subsidiary has incurred a tax under Section 5000(a) of the Code which is or could become a liability of the Seller or a Transferring Subsidiary;

                  (vi) there are no pending or, to Seller's knowledge, threatened claims by or on behalf of any Welfare Plan , any Pension Plan or any Non-U.S. Plans, by any employee or beneficiary covered under any such plan, or otherwise involving any such plan (other than routine claims for benefits);

                  (vii) with respect to any plan, arrangement, contract or other program for the purpose of providing or otherwise making available retirement, pension, welfare or fringe benefits to employees of the Transferring Subsidiaries which is not an Excluded Liability pursuant to Section 2.3(i) (collectively, "Non-U.S. Plans"), each Non-U.S. Plan is listed on the Disclosure Schedule and is in compliance with the provisions of all laws applicable to each such Non-U.S. Plan, and each Transferring Subsidiary has accrued paid contributions for or otherwise taken into account on its books and records all pension or retirement liabilities required to be accrued, contributed or otherwise taken into account under the laws applicable to each Non-U.S. Plan except where such non-compliance, in the aggregate, would not be reasonably likely to have a Material Adverse Effect. The plan assets for the Non-U.S. Plans are, and on the Closing Date will be, sufficient to satisfy all vested accrued benefits determined as if such plans terminated on the Closing Date. The Transferring Subsidiaries have filed, or will have filed prior to the Closing Date, all reports or other documents with respect to each Non-U.S. Plan required by the law applicable to each such Non-U.S. Plan. Neither Seller nor any Transferring Subsidiary has made any communication that would limit Purchaser's ability to amend, modify or terminate any Non U.S. Plan to the extent Purchaser becomes obligated thereby;

                  (viii) except as set forth in the Disclosure Schedule, no employee or former employee of the Business is represented by a union and there is no request for union representation pending, or to Seller's knowledge, threatened against any Transferring Subsidiary with respect to the Business;

                  (ix) There are no pending or, to Seller's knowledge, threatened, material unfair labor practice charges or employee grievance charges against any Transferring Subsidiary with respect to the Business except where such changes, in the aggregate, are not reasonably likely to have a Material Adverse Effect;

                  (x) the Disclosure Schedule contains a list of all employees of the Transferring Subsidiaries employed in the conduct of the Business ("Employees") as of the Most Recent Fiscal Month End, and said list correctly reflects their base salaries, bonuses, dates of employment positions, service date for employee benefit purposes, annual vacation entitlement, and such other information as Purchaser may reasonably request. Such list shall be made current as of the Closing Date. Except as set forth in the Disclosure Schedule, none of the employees have contracts of employment with Seller or any Transferring Subsidiary. To the knowledge of Seller and any Transferring Subsidiary, no employee is subject to any contractual or legal impediment to employment or continued employment by Purchaser after the Closing Date. All employees of the US Business are authorized to work for Seller and any Transferring Subsidiary in accordance with the Immigration and Reform Control Act and Seller and each Transferring Subsidiary has complied with the requirements of Executive Order 11246; and

                  (xi) except as set forth in the Disclosure Schedule, since the enactment of the WARN Act, none of the Transferring Subsidiaries has effectuated a "plant closing" or "mass layoff" (as defined in the WARN Act or any similar state, local or foreign law or regulation) affecting any site of employment of the Business or one or more facilities or operating units within any site of employment or facility of the Business, without complying with the WARN Act or similar state, local or foreign law or regulation, and, during the ninety day period preceding the date hereof, none of the Transferring Subsidiaries' employees in the Business has suffered an "employment loss" (as defined in the WARN Act or any similar state, local or foreign law or regulation).

LITIGATION AND CLAIMS
---------------------

           (u) There is no litigation, arbitration or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending, or, to Seller's or any Transferring Subsidiary's knowledge, overtly threatened, against Seller or its Affiliates or (without limiting the generality of the foregoing) any of the Transferring Subsidiaries or, any of their respective employees, officers or directors with respect to or affecting the Business, and except for those which, if decided adversely to such party or the applicable Transferring Subsidiary would not, in the aggregate, be reasonably likely to have a

     Material Adverse Effect. There is no such litigation, proceeding or investigation pending, or to Seller's knowledge, threatened, against Seller or its Affiliates or any of the Transferring Subsidiaries with respect to the consummation of the transaction contemplated hereby, or the use of the Purchased Assets (whether used by Purchaser after the Closing or by any of the Transferring Subsidiaries prior thereto).

           (v) Neither Seller nor any Transferring Subsidiary is a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) except for those the enforcement of which or compliance with which, in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect.

           (w) Except for laws, rules and regulations relating to the environment (which are exclusively provided for in Section 4.3(x) hereof), neither Seller nor any of the Transferring Subsidiaries, is, with respect to the Business, in violation of, or delinquent in respect of, any decree, order or arbitration award or law, statute, or regulation or order of or agreement with, or Permit from, any federal, state or local governmental authority (or to which the properties, assets, personnel, business activities of the Business or the Leased Premises are subject or to which it, itself, with respect to the Business, is subject), including, laws, statutes and regulations relating to equal employment opportunities, fair employment practices, and discrimination, except for such violations or delinquencies which, in the aggregate, are not reasonably likely to have a Material Adverse Effect.

ENVIRONMENTAL MATTERS
---------------------

           (x)    (i)     The Transferring Subsidiaries, with respect to the
           Business, have obtained all permits, licenses and other authorizations that are required under the Environmental Laws ("Environmental Permits") for (A) the operation of the Business and
           (B) the ownership, use and operation of each location owned, operated or leased by the Transferring Subsidiaries; all such permits, licenses and authorizations are in effect; no appeal nor any other action is pending to revoke any such permit, license or authorization; and the Transferring Subsidiaries are in full compliance with all terms and conditions of all such permits, licenses and authorizations, except where the failure to so comply would not in the aggregate have a Material Adverse Effect. The Disclosure Schedule contains (A) a complete and accurate list of all Environmental Permits held by the Transferring Subsidiaries with respect to the Business, (B) identifies any Environmental Permit which is prohibited from being transferred or may not be assigned to Purchaser without the consent of any governmental authority or any third party ("Environmental Permit Consents"), and (C) identifies each Environmental Permit Consent required to be obtained on or before the Closing Date (the "Material Environmental Permits").

                  (ii) The Transferring Subsidiaries, with respect to the Business, have been and are in compliance with all applicable Environmental Laws, except where the failure to so comply would not in the aggregate have a Material Adverse Effect.

                  (iii) Seller has heretofore made available to Purchaser true and complete copies of all environmental studies made by or on behalf of Seller or Transferring Subsidiaries relating to each location owned, used or operated by the Transferring Subsidiaries in connection with the Business, to the extent that such studies are in the possession of Seller or the Transferring Subsidiaries.

                  (iv) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, order, decree, judgment, notice or demand letter existing or pending or, to Seller's knowledge, threatened, relating to the Transferring Subsidiaries with respect to the Business or any property currently or formerly owned, operated or leased by the Transferring Subsidiaries in connection with the Business, relating in any way to the Environmental Laws.

                  (v) The Transferring Subsidiaries have not and, to Seller's knowledge, no other person has, Released, discharged, or otherwise disposed, of any Hazardous Substances at, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Transferring Subsidiaries in connection with the Business, except for Releases of Hazardous Substances subject to, and in compliance with, a permit or authorization pursuant to or otherwise in conformity with applicable Environmental Law.

                  (vi) To Seller's knowledge, no employee of the Transferring Subsidiaries in the course of his or her employment with a Transferring Subsidiary, in connection with the Business, has been exposed to any Hazardous Substances during the course of his or her employment which is reasonably likely to give rise to any claim against any of the Transferring Subsidiaries.

                  (vii) The Transferring Subsidiaries, in connection with the Business, have not received any notice or order from any governmental agency or private or public entity advising them that they are responsible for or potentially responsible for Cleanup or paying for the cost of Cleanup of any Hazardous Substances, and none of the Transferring Subsidiaries, in connection with the Business, has entered into any agreements concerning such Cleanup, nor are the Seller or any of the Transferring Subsidiaries, in connection with the Business, aware of any facts which might reasonably give rise to such notice, order, agreement or responsibility.

                  (viii) None of the Transferring Subsidiaries, in connection with the Business, have entered into any contract, lease, consent order or judgment or other agreement that may require them to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any person for or against any liabilities or costs arising out of or related to the generation, manufacture, use, transportation or disposal of Hazardous Substances, or otherwise arising in connection with or under Environmental Laws (it being understood and agreed that none of such agreements, and none of the obligations thereunder, constitute Purchased Assets or Assumed Liabilities).

                  (ix) For purposes of this Agreement, the following terms have the meanings ascribed herein:

                          (A) "Cleanup" shall mean all actions required to (1) clean up, remove, treat or remediate Hazardous Substances in the indoor or outdoor environment, (2) prevent the Release of Hazardous Substances so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (3) perform pre-remedial studies and investigations and post-remedial monitoring and care, (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential clean up, removal, treatment or remediation of Hazardous Substances in the indoor or outdoor environment or (5) any administrative, judicial, or other proceedings related to the above.

                          (B) "Environmental Laws" shall mean all foreign, federal, state and local laws, statutes, codes, regulations, rules, ordinances, bylaws, decrees, directives, technical norms, orders, decisions of a tribunal and common law, relating to pollution or protection of the environment or human health and safety, including, laws relating to (1) Releases or threatened Releases of Hazardous Substances into the indoor or outdoor environment (including, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, (2) record keeping, notification, disclosure and reporting requirements respecting Hazardous Substances, and (3) endangered or threatened species of fish, wildlife and plants and the management, use, impairment or loss of natural resources.

                          (C) "Hazardous Substances" shall mean (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants" or "pollutants" or words of similar meaning and regulatory effect under any Environmental Law; or (iii) any other chemical, material, agent or substance, exposure to which is prohibited, limited, or regulated by any applicable Environmental Law.

                          (D) "Release" shall mean any release, spill, emission,
                  discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including, the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property.

LEASED PREMISES
---------------

           (y) None of Seller or the Transferring Subsidiaries owns any real estate which is used in the conduct of the Business. The Leased Premises are leased to the Transferring Subsidiaries pursuant to written leases, true and complete copies of which have been made available to Purchaser. None of the Transferring Subsidiaries is in default under any term of any agreement relating to the Leased Premises, nor, to Seller's knowledge, is any other party thereto in default thereunder, except for such defaults which in the aggregate are not reasonably likely to have a Material Adverse Effect.

INTELLECTUAL PROPERTY
---------------------

           (z)    With respect to the Intellectual Property (as defined herein):

                  (i) the applicable Transferring Subsidiary is the owner of or has rights to use all of the Intellectual Property;

                  (ii) the Disclosure Schedule sets forth a complete and accurate list of all Intellectual Property including all U.S. and foreign copyright registrations, copyright applications, patents and patent applications, trademark and service mark registrations (including Internet domain name registrations), trademark and service mark applications and material unregistered trademarks and service marks included within the Intellectual Property, excluding those trademarks, service marks and Internet domain names containing the term "Danka," owned by or under obligation of assignment to any Transferring Subsidiary;

                  (iii) except with respect to unregistered trademarks and service marks, each owner listed on the Disclosure Schedule is listed in the records of the appropriate governmental entity as the sole owner of record (except as otherwise indicated in the Disclosure Schedule);

                  (iv) the Disclosure Schedule lists all Software, as defined herein, which is owned ("Proprietary Software") or licensed, leased or otherwise used in the Business (other than "off-the-shelf" software and the Excluded Assets) and identifies which Software is owned, licensed, leased or otherwise used, as the case may be;

                  (v) the Disclosure Schedule sets forth a complete and accurate list of all agreements (other than agreements with respect to "off-the- shelf" software) between any Transferring Subsidiary, on the one hand, and any person, on the other hand, granting any right to use or practice any rights under any of the Intellectual Property (collectively, "Intellectual Property Licenses");

                  (vi) to Seller's and Transferring Subsidiaries' knowledge, the conduct of the Business and the exercise of rights relating to the Intellectual Property does not infringe upon or otherwise violate, intellectual property rights of any person and neither the Seller nor any Transferring Subsidiary has received any notice of a claim by a third party that the Intellectual Property infringes or misappropriates or constitutes an unfair competition or trade practice under laws of any jurisdiction;

                  (vii) to Seller's and Transferring Subsidiaries' knowledge, no person is infringing upon or otherwise violating any of the Intellectual Property;

                  (viii) neither Seller nor any Transferring Subsidiary has received notice of any claims, and, to Seller's and Transferring Subsidiaries' knowledge, there are no pending claims, of any persons relating to the scope, ownership or use of any of the Intellectual Property;

                  (ix) each copyright registration, patent and registered trademark and application therefor listed on the Disclosure Schedule is in proper form, not disclaimed and has been duly maintained, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions except with respect to use requirements as to trademarks;

                  (x) no Transferring Subsidiary has licensed or sublicensed its rights in any of the Intellectual Property or received or granted any such rights, other than pursuant to Intellectual Property Licenses;

                  (xi) all Proprietary Software set forth in the Disclosure Schedule was either developed (a) by employees of Seller or a Transferring Subsidiary within the scope of their employment and no employee of Seller or any Transferring Subsidiary has any claims or rights in or to the Intellectual Property or to the transfer of the Intellectual Property to Purchaser, or (b) by independent contractors who have assigned their right to a Transferring Subsidiary pursuant to written agreements. Seller and each Transferring Subsidiary has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement, and substantially all current and former employees and all consultants of Seller and each Transferring Subsidiary have executed such an agreement; and

                  (xii) except as set forth on the Disclosure Schedule, the Transferring Subsidiaries have full legal and beneficial right, title and interest in and to, and have all corporate power to sell or transfer the Intellectual Property, the Proprietary Software and the Intellectual Property Licenses to Purchaser.

     As used herein "Software" means any and all (i) computer programs, including any and all software implementation of algorithms, models and methodologies whether in source code or object code and whether embedded or otherwise, (ii) databases and computations, including any and all data and collections of data, (iii) documentation, including user manuals and training materials, relating to any of the foregoing, and (iv) the content and information contained in any Web site which content and information relate exclusively to the Business.

GENERAL
-------

           (aa) Neither Seller, nor any of its Affiliates, has dealt with any person or entity who is entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from Purchaser or any of its Affiliates for arranging the transaction contemplated hereby or introducing the parties to each other.

           (bb) Neither Seller nor any Transferring Subsidiary nor any of its directors, officers, agents, employees or any other persons acting on its behalf has, in connection with the operation of the Business, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable foreign, federal or state law; or (ii) accepted or received any unlawful contributions, payments, expenditures or gifts.

           (cc)   (i)   The continuance and final success of Seller and each
     Transferring Subsidiary will be enhanced on the sale of the Purchased Assets and the Business by Seller and the Transferring Subsidiaries. The sale of the Purchased Assets to Purchaser directly benefits Seller in a net amount greater than the contingent liability assumed by Seller pursuant to the terms of this Agreement. Seller understands that Purchaser's willingness to purchase the Purchased Assets is predicated upon, and that Purchaser has relied upon, the truth of the foregoing representation by Seller in agreeing to the terms and conditions of this Agreement.

                  (ii) Neither the Seller nor any Transferring Subsidiary has been party to a transaction pursuant to or as a result of which any of the Purchased Assets is liable to be transferred or re-transferred to another person or which gives or may give rise to a right of compensation or other payment in favour of another person. No transaction at an undervalue (a) relating to any of the shares in any of the Transferring Subsidiaries, or (b) to which Seller or any Transferring Subsidiary has been a party, has been effected prior to the date of this Agreement. "Transaction at an undervalue", in relation to a company, has the meaning assigned by Section 238(4) of the Insolvency Act 1986 and, in relation to an individual, has the meaning assigned by Section 339(3) of the Insolvency Act 1986.

                  (iii) Seller further acknowledges that Purchaser's reliance on Seller's representations and warranties set forth in this Agreement is justified.

           (dd) After giving effect to the consummation of the transactions contemplated hereby and the incurrence of any indebtedness in connection therewith, including, without limitation, contingent indebtedness, the fair market value of the assets of Seller and each Transferring

     Subsidiary will exceed the Seller's and each Transferring Subsidiary's respective aggregate liabilities.

           (ee) After due investigation and consideration, the Boards of Directors of the Seller and each Transferring Subsidiary have determined that the Purchase Price represents the reasonably equivalent value for the Purchased Assets taken as a whole and the allocation of the Purchase Price among the Transferring Subsidiaries as set forth on Schedule 3.2 is the reasonably equivalent value of the Purchased Assets owned by each of the respective Transferring Subsidiaries after conducting a noncollusive, public "auction" of the Business to obtain the highest purchase price for the Purchased Assets. The Seller's Board of Directors has been advised during the auction process and in the negotiation and execution of this Agreement by Houlihan Lokey Howard & Zukin Capital.

           (ff) When (i) the proxy statement required to be provided under U.S. law (such proxy statement, in its definitive form, together with any and all amendments and supplements thereto and all information incorporated therein by reference therein being referred to as the "Proxy Statement") is mailed to Seller's shareholders and on the date of the shareholders' meeting, the Proxy Statement shall contain all information required to be stated therein by the Securities Exchange Act of 1934, as amended and the rules and regulations of the U.S. Securities and Exchange Commission thereunder and shall in all material respects conform to the requirements of the Securities Exchange Act of 1934, as amended, and such rules and regulations promulgated thereunder, and the Proxy Statement shall not at the time it is mailed to Seller's shareholders and on the date of the shareholders' meeting contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and (ii) the circular required to be provided under the Listing Rules of the UK Listing Authority (such circular, in its definitive form, together with any and all amendments and supplements thereto being hereafter referred to as the "Circular") is mailed to Seller's shareholders and on the date of the shareholders' meeting, the Circular shall contain all information required to be stated therein by the Listing Rules of the UK Listing Authority and shall in all material respects conform to the requirements of such Listing Rules, and the Circular shall not at the time it is mailed to Seller's shareholders and on the date of the shareholders' meeting contain any untrue statement of a material fact or omit to state any material fact necessary in order to make statements made, in light of the circumstances under which they were made, not misleading.

     4.4 Limitation on Warranties. Except as set forth in Section 4.3, Seller
         ------------------------
makes no express or implied warranty of any kind whatsoever, including, with respect to (a) any information furnished by Seller or Transferring Subsidiaries or their financial advisor, or any of Seller's or Transferring Subsidiaries' other representatives or agents, (b) the physical condition or value of any of the Purchased Assets or (c) the future profitability or future earnings performance of the Business. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED. Purchaser hereby acknowledges and agrees that, except to the extent specifically set forth in
Section 4.3, Purchaser is acquiring the Purchased Assets on an "as-is, where-is" basis.

     4.5 Definition of Knowledge. For the purposes of this Agreement, the
         -----------------------
knowledge of Seller or of Seller and each Transferring Subsidiary or of Seller and the Transferring Subsidiaries, or the like, shall be deemed, in each case, to be and be limited to the actual knowledge as of the Closing Date of one or more of the persons listed in Schedule 4.5, which schedule details each such person's title or capacity, in each case without giving effect to imputed knowledge but after reasonable diligence and inquiry by such person in light of the circumstances under which the representations are being made.

                                   ARTICLE V

                         Conduct Prior to the Closing

         5.1 General. Seller and Purchaser shall have the rights and obligations with respect to the period between the date hereof and the Closing Date which are set forth in the remainder of this Article V.

         5.2      Seller's Obligations. The following are Seller's obligations:
                  --------------------

                  (a) Subject to applicable law and privilege and Section 5.3(d) below, Seller shall give, and shall cause the Transferring Subsidiaries to give, to Purchaser's officers, employees, attorneys, consultants, accountants and lenders reasonable access during normal business hours to all of the properties, books, contracts, documents, records and personnel of Seller and the Transferring Subsidiaries relating to the Business and shall furnish to Purchaser such information, including all internally prepared financial statements, as Purchaser may at any time and from time to time reasonably request.

                  (b) Seller shall use its commercially reasonable best efforts (and Purchaser shall cooperate with Seller) to obtain the Governmental Consents, the Third Party Consents, the Permit Consents and the Environmental Permit Consents. Notwithstanding the foregoing, Seller shall refrain from taking such actions with respect to any such consents as may be expressly requested by Purchaser in writing and the Purchaser shall have no recourse against Seller for Seller's compliance with such written instructions from Purchaser, including any right to refuse to close or to obtain a purchase price adjustment or indemnity.

                  (c) Seller shall cause the Transferring Subsidiaries to carry on the Business in the usual and ordinary course of business for profit motivated companies of similar size and character, which shall require operating such business at least consistent with past practices. Seller and each Transferring Subsidiary shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, unless expressly contemplated by this Agreement, Seller and each Transferring Subsidiary shall and shall cause each Transferring Subsidiary, to:

                           (i)     pay accounts payable and other obligations of
the Business when they become due and payable in the ordinary course of business;

                           (ii)    perform all of its obligations under all
contracts, agreements and instruments relating to or affecting the Business or the Purchased Assets, and comply with all applicable laws;

                           (iii)   not enter into or assume any agreement,
contract or instrument relating to the Business, or enter into or permit any amendment, supplement, waiver or other modification in respect thereof, which Seller and the Transferring Subsidiaries reasonably believe in the absence of breach and in the aggregate would be reasonably likely to have a Material Adverse Effect;

                           (iv)    except in the ordinary course of business
consistent with past practice, not grant (or commit to grant) any increase in the compensation (including incentive or bonus compensation) of any employee employed in the operation of the Business or institute, adopt or amend (or commit to institute, adopt or amend) any compensation or, subject to Section 5.2
(c) (iv), benefit plan, policy, program or arrangement or collective bargaining agreement applicable to any such employee;

                           (v)     not institute, adopt or amend (or commit to
institute, adopt or amend) any severance pay plan, policy, program or arrangement applicable to any employee employed in the Business;

                           (vi)    not change or otherwise amend the Credit
Policy or its application other than in the ordinary course of business consistent with past practice; and

                           (vii)   not take any action or omit to take any
action which would result in a breach of any of the representations and warranties set forth in Section 4.3 (j).

                  (d) Seller shall, and shall cause the Transferring Subsidiaries to, cooperate with Purchaser and any Affiliate of Purchaser to engage in such discussions with the customers of the Business, as Purchaser may reasonably request, relating to the transactions contemplated hereby.

                  (e) Subject to the provisions of this paragraph (e), Seller shall, if required, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of securing the Shareholder Approval, (ii) distribute to its shareholders the Circular and the Proxy Statement, (iii) use its commercially reasonable best efforts to address comments from, and obtain clearance of, the UK Listing Authority, the U.S. Securities and Exchange Commission and other regulatory authorities, and (iv) subject to a good faith determination, upon advice of outside counsel, that to do so would be inconsistent with the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby. Purchaser will be given reasonable opportunity to review and comment upon the Circular and the Proxy Statement prior to submission to Seller's shareholders (and, with respect to the Proxy Statement, prior to its initial submission to the U.S. Securities and Exchange Commission). The Circular and the Proxy Statement shall include the recommendation of the Board of Directors of Seller in favor of approval and adoption of this Agreement and the transactions contemplated hereby, except to the extent the Board of Directors of Seller, in accordance with the terms of this Section 5.2(e), shall have withdrawn or modified its approval or recommendation of this Agreement and the transactions contemplated hereby. Seller shall use its commercially reasonable best efforts to cause the Circular and the Proxy Statement to be mailed to its shareholders as promptly as practicable. If at any time prior to the Closing Date any event with respect to any party or its officers and directors or any of its subsidiaries shall occur that is required to be described in the Circular and the Proxy Statement, the parties will work together in good faith to ensure that such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the appropriate regulatory authorities and, as required by law, disseminated to the shareholders of Seller.

                  (f) Subject to the provisions of Section 5.2(g), nothing contained in this Agreement shall prohibit Seller or Seller's Board of Directors from taking any action or disclosing to Seller's shareholders a position, or making a public disclosure, with respect to a tender or exchange offer by a third party for the share capital of the Seller as required by applicable law or regulation including the City Code on Takeovers and Mergers.

                  (g) Seller agrees that it shall not, nor shall it permit any of its Transferring Subsidiaries to, nor shall it authorize or permit any officer, director or employee or any investment banker, attorney, accountant, agent or other advisor or representative of Seller, or any of its respective Transferring Subsidiaries to, (i) solicit, initiate or knowingly encourage the submission of any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, to the extent required by the fiduciary obligations of the Board of Directors of Seller, as determined in good faith by a majority of the members thereof (after consultation with outside legal counsel), Seller may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to a confidentiality agreement no less favorable to such party than the Confidentiality Letter to, any person who indicates a willingness to make a Superior Proposal. Seller immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Acquisition Proposal. Seller shall promptly notify

Purchaser upon becoming aware of the existence or pending delivery of any Acquisition Proposal. For all purposes of this Agreement, (y) "Acquisition Proposal" means any proposal for a merger, consolidation, share exchange, business combination or other similar transaction involving Seller, or any of the Transferring Subsidiaries or any proposal or offer to acquire, directly or indirectly, an equity interest in, at least 15% of the voting securities of, or a substantial portion of the assets of, Seller or any of the Transferring Subsidiaries, other than the transactions contemplated by this Agreement and (z) "Superior Proposal" means a bona fide written proposal made by a third party to acquire all of the outstanding equity interests in or substantially all of the assets of Seller or the Business, pursuant to a tender or exchange offer, a merger, a share exchange, a sale of such assets or otherwise on terms which a majority of the members of the Board of Directors of Seller determines in good faith (taking into account the advice of independent financial advisors) to be more favorable to Seller and its shareholders than the transactions contemplated hereby (and any revised proposal made by Purchaser to this Agreement) and for which financing, to the extent required, is then fully committed.

                  Notwithstanding the foregoing, in the event that (a) any of the following shall occur or exist: (i) the Shareholder Approval has not been obtained and Seller enters into a definitive agreement within fifteen months after the date of this Agreement in respect of an Acquisition Proposal, (ii) Seller's Board of Directors fails to recommend or withdraws, modifies or changes in any manner adverse to Purchaser its approval or recommendation of this Agreement and the transactions contemplated hereunder, (iii) Seller's Board of Directors takes any action described in paragraph 5.2 (f) which is in any manner adverse to Purchaser or (iv) Seller's Board of Directors recommends an Acquisition Proposal (or Seller's Board of Directors resolves to do any of (i),
(ii), (iii) or (iv)), and (b) no Closing occurs, Seller and the Transferring Subsidiaries, jointly and severally, shall pay to Purchaser, by wire transfer within one business day after such payment becomes due under this Section, a termination fee equal to $6,250,000.

         5.3      Purchaser's Obligations. The following are Purchaser's
                  -----------------------
obligations:

                  (a) Purchaser agrees that all information supplied to it and its agents by Seller or its representatives in connection with the transactions contemplated hereby has been, and will hereafter through the Closing Date be, supplied pursuant to that certain Confidentiality Letter dated as of January 12, 2001 entered into between Purchaser and Seller (the "Confidentiality Letter") and that, notwithstanding any provision of the Confidentiality Letter to the contrary regarding the termination of such Confidentiality Letter upon the execution of a definitive purchase agreement, Purchaser shall, and shall cause its Affiliates and representatives to comply with all of the terms and conditions of the Confidentiality Letter with respect to all such information from and after the date hereof until the consummation of the transactions contemplated hereby.

                  (b) In the event that any Permit or Environmental Permit which is to be assigned to Purchaser is not assignable, and Purchaser needs such Permit or Environmental Permit in order to operate the Business, Purchaser shall use its commercially reasonable best efforts (and Seller shall cooperate with Purchaser) to obtain such Permit or Environmental Permit at Seller's expense.

                  (c) Purchaser shall (i) use its commercially reasonable best efforts to obtain for the benefit of Seller unconditional releases of the Transferring Subsidiaries' respective obligations and liabilities, and substitute and replace itself for any of the Transferring Subsidiaries, under each surety, performance, fidelity or similar bond and other similar obligation with respect to the Business in each case listed in Schedule 5.3(c)
                                                    --------------
(collectively, the "Bonds") or (ii) if unable to obtain the foregoing with respect to any Bond, use its commercially reasonable best efforts to obtain a back-up bond or insurance over each such unreleased and/or unreplaced Bond, by issuers and in amounts reasonably satisfactory to Seller, in order to assure Seller that it and the Transferring Subsidiaries will have no obligations or liabilities under the Bonds. Nothing herein contained shall relieve Purchaser of its liability hereunder to duly and fully perform all obligations for which the Bonds were given as security.

                  (d) Notwithstanding the provisions of Section 5.2(a) above, Purchaser shall not disrupt the operations of the Business prior to the Closing, and Purchaser shall not contact any customer or employee of the Business without the approval of Seller (which shall not be unreasonably withheld) and without the presence of a representative of the Seller at any meeting if such presence is requested by Seller.

         5.4      Joint Obligations. The following shall apply with equal
                  -----------------
force to Seller and Purchaser:

                  (a) Without implication that such laws apply to the transaction contemplated hereby and without limitation of Section 10.2(d) hereof, each of Seller and Purchaser hereby waive compliance with the provisions of any laws relating to bulk sales.

                  (b) Seller, Purchaser and all Transferring Subsidiaries shall use their commercially reasonable best efforts to obtain all available statutory or regulatory clearances or exemptions from state and local sales, use and transfer taxes with respect to the transfer of the assets purchased under the US Asset Purchase Agreement. To the extent it is determined that clearances or proof of exemption cannot be obtained from one or more of the relevant taxing authorities but the parties reasonably believe that sales, use and/or transfer tax is not due with respect to the transfer of specific assets being sold, the parties agree to obtain and be bound by the written opinion of PricewaterhouseCoopers LLP. Purchaser shall pay the cost of obtaining such opinion and shall be responsible for paying the cost arising out of or resulting from the failure to withhold or pay any such taxes at the Closing. The limitations contained in Article X shall not apply to the indemnity provided hereunder.

                  (c) Each party shall, promptly after becoming aware thereof, give the other party written notice of the existence or occurrence of any condition which would make any representation or warranty herein contained of such party untrue or which might reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

                  (d) No party shall intentionally perform any act which, if performed, or intentionally omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty herein contained of said party being untrue as if originally made on and as of the Closing Date (other than, in the case of Seller, changes in the ordinary course of business consistent with past practice which do not in the aggregate have a Material Adverse Effect).

                  (e) Each party shall use its respective commercially reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate the transaction contemplated hereby as soon as possible.

                  (f) Prior to the Closing Date, except as the parties may otherwise agree, the parties shall take all steps necessary to ensure that the information and content of any website which information and content is to be transferred to Purchaser as part of the Purchased Assets is stored on a website, the Internet domain name of which does not include the word "Danka".

                  (g) The parties shall make each of the European Filings to the relevant government, regulatory, supranational or state agency, department or body (a "Relevant Agency") and take any further action necessary in connection therewith.

                  (h) The parties shall make all notifications to, and carry out all consultations with, trade unions, employees, works councils and other similar bodies required by the law of the jurisdictions in which the Transferring Subsidiaries operate; provided, however, the parties waive any failure by the Seller to carry out any such consultation prior to the execution of this Agreement.

                  (i) The parties will file any Notification and Report Forms and related material that they may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use their commercially reasonable best efforts to obtain a waiver from the applicable waiting period, and will make any further filings that may be necessary in connection with the Hart-Scott-Rodino Act.

                                  ARTICLE VI

                             Conditions to Closing

          6.1     Conditions to Seller's Obligations. The obligation of Seller
                  ----------------------------------
and the applicable Transferring Subsidiary to sell the US Purchased Assets is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which this Agreement may, at Seller's option, be terminated pursuant to and with the effect set forth in
Article XI:

                  (a) The representations and warranties of Purchaser contained in this Agreement and the Ancillary Materials shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Closing Date with the same effect as though made at and as of such time.

                  (b) Purchaser shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement and the Ancillary Materials to be performed or complied with by it prior to or on the Closing Date.

                  (c) No suit, proceeding or investigation shall have been commenced by any governmental authority or any other person on any grounds to restrain, enjoin or hinder the consummation of the transaction contemplated hereby or that may have any such effect.

                  (d) The Shareholder Approval shall have been obtained, provided always that this condition shall cease to apply if Seller shall cease to be subject to the Listing Rules of the UK Listing Authority.

                  (e) The Foreign Closings shall have occurred concurrently with the Closing.

         6.2      Conditions to Purchaser's Obligations. The obligation of
                  -------------------------------------
Purchaser to purchase the US Purchased Assets is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which this Agreement may, at Purchaser's option, be terminated pursuant to and with the effect set forth in Article XI:

                  (a) The representations and warranties of Seller contained in this Agreement and in the Ancillary Materials shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except as set forth in Section 4.3(j) and (p)).

                  (b) Seller shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement and each of the Ancillary Materials to be performed or complied with by it prior to or on the Closing Date, including, without limitation, as contemplated by
Section 5.4(h).

                  (c) All of the required Material Third Party Consents, as identified by the Disclosure Schedule, shall have been obtained, and all of the Material Permits and Material Environmental Permits shall have been assigned to Purchaser, or a replacement Permit or Environmental Permit with respect thereto shall have been issued to Purchaser; provided, however, that except as contemplated by Section 4.3(m)(ii) of the Disclosure Schedule, if one or more required Material Third Party Consents is not obtained, the parties shall reduce the Cash Amount dollar-for-dollar by the amount of revenues generated for the Business by such customer during the fiscal year ended March 31, 2001; and

                  (d) No suit, proceeding or investigation shall have been commenced by any governmental authority or any other person on any grounds to restrain, enjoin or hinder the consummation of the transaction contemplated hereby or that may have any such effect.

                  (e) The Shareholder Approval shall have been obtained, provided always that this condition shall cease to apply if Seller shall cease to be subject to the Listing Rules of the UK Listing Authority.

                  (f) The Foreign Closings shall have occurred concurrently with the Closing.

          6.3     Conditions to both Purchaser's and Seller's Obligations. The
                  -------------------------------------------------------
obligation of Purchaser and Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment of all of the following conditions on or prior to the Closing Date:

                  (a) The Closing for the U.S. Business shall occur concurrently with such Foreign Closing.

                  (b) With respect to such Foreign Closing and the applicable European Filings, either: (x) the parties shall have received notice from the Relevant Agency that, in connection with the matters to which the European Filing relates, there is no objection, or the matters are authorized, or a referral will not be made to another government, regulatory, supranational or state agency, department or body, and such notice is unconditional; or (y) applicable waiting periods (including any extensions) shall have expired or terminated without receipt of a negative or conditional response, or the announcement of an investigation, from the Relevant Agency.

                  (c) Any other conditions to the extent set forth in the relevant Ancillary Agreements shall have been satisfied or waived.

                  (d) The waiting period applicable to the transactions contemplated hereby under the Hart-Scott-Rodino Act and the rules and regulations thereunder shall have expired or been earlier terminated.

                  (e) The deliveries required pursuant to Section 7.2, 7.3 and 7.4, as applicable, shall have been made in accordance with Section 7.1

                                  ARTICLE VII

                         Closing and Foreign Closings

          7.1     Form of Documents. At the Closing and Foreign Closings, as
                  -----------------
appropriate, the parties shall deliver the documents, and shall perform the acts, which are set forth in this Article VII. All documents which Seller or any Transferring Subsidiary shall deliver shall be in form and substance reasonably satisfactory to Purchaser and Purchaser's counsel. All documents which Purchaser shall deliver shall be in form and substance reasonably satisfactory to Seller and Seller's counsel.

          7.2     Purchaser's Deliveries at the Closing. Subject to the
                  -------------------------------------
fulfillment or written waiver of the conditions set forth in Section 6.2, Purchaser shall execute and/or deliver to Seller or the Transferring Subsidiaries all of the following:

                  (a) the Cash Amount (which includes the Good Faith Deposit) allocable to the Closing (a portion of which shall be delivered to the Escrow Agent at the Closing);

                  (b) certified copies of the Certificate of Incorporation and By-laws or comparable documents for the Purchaser ;

                  (c) certificate of good standing of Purchaser, issued not earlier than ten (10) days prior to the Closing Date by the appropriate authority in such entity's jurisdiction of organization to the extent legally obtainable;

                  (d) incumbency and specimen signature certificates with respect to the officers of Purchaser executing this Agreement or Purchaser's Ancillary Documents on behalf of Purchaser;

                  (e) certified copy of resolutions of the board of directors of Purchaser authorizing the execution, delivery and performance of this Agreement and Purchaser's Ancillary Documents;

                  (f) a closing certificate executed by the President of Purchaser (or any other officer of Purchaser specifically authorized to do so), on behalf of Purchaser, pursuant to which Purchaser represents and warrants to Seller that (i) the conditions set forth in Sections 6.1(a) and 6.1(b) have been fulfilled; and (ii) all documents to be executed by Purchaser and delivered at the Closing have been executed by duly authorized officers of Purchaser;

                  (g) an assumption agreement, duly executed by the Purchaser, under which it assumes the Assumed Liabilities of the U.S. Business;

                  (h) counterparts of the Purchaser's Ancillary Documents and the Ancillary Agreements, executed by Purchaser;

                  (i) the schedule of officers and key employees described in Section 8.11; and

                  (j) such other documents from Purchaser as may reasonably be required in order to effectuate the transactions contemplated (i) hereby,
(ii) by the Purchaser's Ancillary Documents and (iii) by the Ancillary
Agreements.

          7.3     Seller's Deliveries at the Closing. Subject to the fulfillment
                  ----------------------------------
or written waiver of the conditions set forth in Section 6.1, Seller shall cause the applicable Transferring Subsidiary to deliver to Purchaser all Purchased Assets owned by the Transferring Subsidiary, and Seller shall execute (where applicable in recordable form) and/or deliver or cause to be executed and/or delivered to Purchaser all of the following:

                  (a) certified copies of the organizational documents of Seller and each of the Transferring Subsidiaries;

                  (b) a certificate of good standing of Danka US, issued not earlier than ten (10) days prior to the Closing Date by the Secretary of State of Delaware, and, to the extent the same shall be legally obtainable, certificates of good standing with respect to the Seller and the other Transferring Subsidiaries;

                  (c) an incumbency and specimen signature certificate with respect to the officers of Seller executing this Agreement and Seller's Ancillary Documents on behalf of Seller, and incumbency and specimen signature certificates with respect to the officers of the Transferring Subsidiaries executing this Agreement, the Ancillary Agreements or any Subsidiary Ancillary Document on behalf of the Transferring Subsidiaries;

                  (d) a certified copy of resolutions of Seller's board of directors authorizing the execution, delivery and performance of this Agreement and Seller's Ancillary Documents, and certified copies of resolutions of the boards of directors (or similar bodies) and shareholders (if necessary) of the Transferring Subsidiaries, authorizing the execution, delivery and performance of this Agreement, the Ancillary Agreements or any Subsidiary Ancillary Document to which they are parties;

                  (e) a certified copy of the resolution of Seller evidencing the Shareholder Approval;

                  (f) a closing certificate duly executed by the Chairman of Seller (or any other senior officer of Seller specifically authorized to do so), on behalf of Seller, pursuant to which Seller represents and warrants to Purchaser that: (i) the conditions set forth in Sections 6.2(a) and 6.2(b) have been fulfilled; and (ii) all documents to be executed and delivered by Seller at the Closing have been executed by duly authorized officers of Seller;

                  (g) counterparts of the Ancillary Agreements and the Subsidiary Ancillary Documents, executed by the Transferring Subsidiaries, together with all documents to be executed and delivered by the Transferring Subsidiaries pursuant to the provisions of the Ancillary Agreements;

                  (h) bills of sale, stock powers, assignments of contracts, leases, and Intellectual Property and such other instruments of transfer, all in such form as Purchaser reasonably requests;

                  (i) copies of the Material Third Party Consents, the Material Permits and the Material Environmental Permits;

                  (j)      the schedule of terminated employees described in
Section 2.3(g) and an update of the disclosure required by Section 4.2(t)(x);

                  (k) the schedules of officers and key employees described in Section 8.11;

                  (l) certificates of title or origin (or like documents) with respect to all vehicles included in the Purchased Assets and other equipment for which a certificate of title or origin is required in order for title thereto to be transferred to Purchaser; and

                  (m) evidence of the release of all Liens on the Purchased Assets other than Permitted Liens;

                  (n)      an opinion of Houlihan Lokey Howard & Zukin Capital;

                  (o) stock certificates (including directors' shares) where applicable;

                  (p)      the asset valuation prepared by Ernst & Young LLP;

                  (q) a certificate of Seller and each Transferring Subsidiary identifying each written notice of termination or pending termination of, or substantial reduction or pending substantial reduction of, services or sales under any contract or agreement received by Seller or any Transferring Subsidiary after the date hereof;

                  (r) evidence of the transfers of assets and rights described in Schedule 4.3(k) of the Disclosure Schedule; and

                  (s) such other documents as may reasonably be required from Seller and the Transferring Subsidiaries in order to effectuate the transactions contemplated (i) hereby, (ii) by the Seller's Ancillary Documents,
(iii) by the Ancillary Agreements and (iv) by the Subsidiary Ancillary
Documents.

          7.4     Deliveries at the Foreign Closings. At each of the Foreign
                  ----------------------------------
Closings, the parties shall deliver to each other such documents and instruments similar to those to be delivered at the Closing as the parties may reasonably agree to accomplish the transactions contemplated hereby and by the applicable Ancillary Agreement.

                                 ARTICLE VIII

                            Post-Closing Agreements
                            -----------------------

         8.1      Post-Closing Agreements. From and after the Closing, the
                  -----------------------
parties shall have the respective rights and obligations which are set forth in the remainder of this Article VIII.

         8.2      Inspection of Records.
                  ---------------------

                  (a) Seller and the Transferring Subsidiaries shall each make their respective books and records (and shall use their commercially reasonable best efforts to make available work papers in the possession of their respective accountants, and other than books and records delivered to Purchaser hereunder) available for inspection by the Purchaser, or by its duly authorized representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven (7) year period after the Closing Date, or for such longer period of time as may be required to comply with Section 8.3 or
Article X, with respect to all transactions of the Business occurring prior to and those relating to the Closing, the historical financial condition, results of operations and cash flows of the Business, or the Assumed Liabilities. Such records shall be made available at Seller's or the applicable Transferring Subsidiary's executive office. As used in this Section 8.2, the right of inspection includes the right to make extracts or copies.

                  (b) Purchaser shall make available to Seller and the Transferring Subsidiaries the books and records delivered by Seller and the Transferring Subsidiaries to Purchaser in connection with the Closing, subject to the same terms and conditions as those set forth in Section 8.2(a) with respect to books and records of Seller and the Transferring Subsidiaries.

                  (c) The representatives of a party inspecting the records of the other party shall be reasonably satisfactory to the other party. In addition, in connection with lawsuits or other proceedings, Seller or Purchaser, as the case may be, shall use its commercially reasonable best efforts to make available, at the requesting party's expense, personnel (for reasonable periods of time) of Seller or Purchaser, as the case may be, for purposes of investigation, depositions and testimony. In addition, Purchaser shall give reasonable assistance to Seller and the Transferring Subsidiaries, through Purchaser's employees and without cost to Seller or the Transferring Subsidiaries, in order for Seller and the Transferring Subsidiaries to record entries relating to the closing of Seller's and the Transferring Subsidiaries' books relating to the Business, to prepare and file Tax Returns related to the Business and to reconcile Intercompany Accounts.

          8.3     Certain Tax Matters. The parties understand and agree that
                  -------------------
this Agreement shall be interpreted, and that the parties shall administer their dealings in relation to this Agreement, so as to effect the following principles relating to Taxes:

                  (a) Purchaser shall be responsible for (i) all Taxes arising out of the ownership and operation of the Business beginning on the day after the Closing Date, (i) the Assumed Property Taxes, (iii) sales, use and other transfer Taxes included in invoices issued to Seller and the Transferring Subsidiaries that are Assumed Liabilities, (iv) employment Taxes reflected in accrued employee expenses that are Assumed Liabilities, (v) any other Tax identified as an Assumed Liability in Section 2.2 of this Agreement and (vi) Sections 12.1 and 12.6.

                  (b) Except as set forth in Section 8.3(a), Seller and the Transferring Subsidiaries shall be responsible for all Taxes arising out of the ownership and operation of the Business up to and including the Closing Date and shall be responsible for all Taxes of the Seller and its Affiliates that do not arise out of the ownership and operation of the business (except for Taxes imposed under Sections 12.1 and 12.6). Without limiting the generality of the foregoing, Seller and the Transferring Subsidiaries shall be responsible for sales, use and other transfer Taxes included in Accounts Receivable that are Purchased Assets. Seller's and the Transferring Subsidiaries' responsibility for Taxes, as set forth above, shall prevail irrespective of the manner in which any payment of Taxes or obligation to pay Taxes (or the right to any credit, deposit or refund of Taxes) is reflected in the financial statements of Seller and the Transferring Subsidiaries.

                  (c) The party responsible for any Tax pursuant to Section 8.3(a) and (b) shall be entitled to all credits for and deposits and refunds of such Tax.

                  (d) Any Tax refunds that are received by Purchaser, and any amounts credited against Tax to which Purchaser becomes entitled, that relate to Taxes as to which Purchaser was not responsible shall be for the account of Seller, and Purchaser shall pay over to Seller any such refund or the amount of any such credit (including interest) within fifteen (15) days after receipt or entitlement thereto. Purchaser agrees to notify Seller promptly of both the discovery of a right to claim any such refund, overpayment or prepayment and the receipt of any such refund or utilization of any such overpayment or prepayment. Purchaser agrees (at Seller's cost) to claim any such refund or to utilize any such overpayment or prepayment as soon as possible and to furnish Seller (at Seller's cost) all information, records and assistance necessary to verify the amount of such refund, overpayment or prepayment.

                  (e) Purchaser, each Transferring Subsidiary and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 8.3 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The parties agree to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Purchaser or Seller, as the case may be, shall allow the other party to take possession of such books and records. The parties further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). Purchaser and Seller further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to the laws of any country.

                  (f) Seller shall indemnify and hold harmless Purchaser from, against and in respect of any Taxes which are Excluded Liabilities and any Taxes for which the Seller or the Transferring Subsidiary are responsible pursuant to the terms of this Agreement. The limitations contained in Article X of this Agreement, including but not limited to any limitations as to the time period and amount of the indemnity, shall not apply to the indemnity provided hereunder.

                  (g) Purchaser shall indemnify and hold harmless Seller and the Transferring Subsidiaries from, against and in respect of any Taxes for which Purchaser is responsible pursuant to the terms of this Agreement. The limitations contained in Article X of this Agreement, including but not limited to any limitations as to the time period and amount of the indemnity, shall not apply to the indemnity provided hereunder.

          8.4     Use of Trademarks: References to Seller. On the Closing Date,
                  ---------------------------------------
Seller and its Affiliates (including the Transferring Subsidiaries) shall cease to use and shall not license or permit any third party to use any name, trade dress, service mark, slogan, logo or trademark and the like which is confusingly similar to any of the names, trade dress, slogans, logos, trademarks or service marks which constitute Purchased Assets hereunder. Nothing set forth in this Agreement shall prevent Seller or any of the Transferring Subsidiaries from using or licensing to use the name and mark "Danka" and any name or mark incorporating the name "Danka", including, any internet domain name using or incorporating the name "Danka". Purchaser may refer to the Business as formerly being Seller's for a period of one year following the Closing.

          8.5     Payments of Accounts Receivable and Other Items. In the event
                  -----------------------------------------------
Seller or any of its Affiliates (including the Transferring Subsidiaries) shall receive any instrument of payment of any of the accounts receivable of the Business, Seller or such Affiliate shall promptly, and in any event within five business days, deliver it to Purchaser, endorsed where necessary, without recourse, in favor of Purchaser and, pending such delivery, shall hold it in trust for Purchaser. In the event Purchaser or any of its Affiliates shall receive any instrument of payment of any Excluded Asset or other item related to the operation of the Business prior to the Closing Date (including, but not limited to, any tax refund), Purchaser or such Affiliate shall promptly, and in any event within five business days, deliver it to Seller, endorsed where necessary, without recourse, in favor of Seller and, pending such delivery, shall hold it in trust for Seller.

          8.6     Third Party Claims. The parties shall cooperate with each
                  ------------------
other with respect to the defense of any Third Party Claims (as herein defined) subsequent to the Closing Date which are not subject to the indemnification provisions contained in Article X, provided that the party requesting cooperation shall reimburse the other party for the other party's reasonable out-of-pocket costs and expenses of furnishing such cooperation.

          8.7     Insurance.
                  ---------

                  (a)    Seller will provide Purchaser, not less than thirty
(30) days prior to Closing, a schedule of insurance relating to the Purchased Assets and the Business. The schedule of insurance will list the policies, limits of liability, deductibles (or self insured retention), premiums, name and address of insurers and brokers and expiration dates of each policy for the current year and the past four (4) years. Seller is responsible for all events or circumstances that exist or occur prior to the Closing or Foreign Closing, as the case may be, and that relate to the Purchased Assets or the Business.

                  (b)    Purchaser will provide Seller, not less than thirty
(30) days prior to Closing, a schedule of insurance relating to the business, assets or operations of the Purchaser the Purchased Assets and the Business. The schedule of insurance will list the policies, limits of liability, deductibles (or self insured retention), premiums, name and address of insurers and brokers and expiration dates of each policy for the current year. Purchaser is responsible for all events or circumstances that first exist or occur after the Closing or Foreign Closing, as the case may be, and that relate to the Purchased Assets or the Business.

          8.8     Certain Contract Matters Seller and each Transferring
                  ------------------------
Subsidiary shall use its commercially reasonable best efforts to provide to, or to facilitate providing to, Purchaser the remaining benefits, rights and claims (but not the obligations) to which the Seller or any Transferring Subsidiary is entitled under that certain Asset Purchase Agreement between Eastman Kodak Company and Seller dated September 6, 1996, as the same has been modified, amended or otherwise supplemented, to the extent, and solely for the extent, such benefits relate to the portion of the Business being transferred hereunder.

          8.9     Seller's Confidentiality. Seller and each Transferring
                  ------------------------
Subsidiary shall treat as confidential and shall safeguard any and all information, knowledge and data included in the Purchased Assets by using the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of such information, knowledge and data as Seller and each Transferring Subsidiary used with respect thereto prior to the execution of this Agreement.

         8.10  Use of Seller's Trademarks. Purchaser may continue to use, until
               --------------------------
exhausted, but in no event more than six months following the Closing Date, the supplies of stationery, invoices, order forms, packaging material and the like which are on hand as of the Closing Date which bear any of Seller's or its Affiliates' trademarks or service marks which are not included in the Purchased Assets or the Intellectual Property, as long as Purchaser shall affix thereto a sticker or stamp indicating Purchaser's ownership of the Business. Seller and each Transferring Subsidiary shall facilitate an electronic high speed link from their website(s) to the website(s) of Purchaser for a period of six months following the Closing.

         8.11  Non-Competition and Non-Solicitation. In furtherance of the sale
               ------------------------------------
of the Purchased Assets and the Business to Purchaser hereunder by virtue of the transactions contemplated hereby, Seller covenants and agrees that, none of Seller nor any of its Affiliates including the Transferring Subsidiaries will (nor will Seller or any of its Affiliates join with any third party in any joint venture or alliance to or which) for a period ending on the second anniversary of the Closing Date:

               (a) induce or attempt to persuade any customer of the Business as of the Closing Date or prospective customer of the Business to which the Seller or any Transferring Subsidiary has made a proposal to provide services or from which Seller or any Transferring Subsidiary has received a proposal relating to services during the period commencing ninety days prior to the Closing Date to terminate or fail to renew or continue or enter such business relationship with the Business;

               (b) engage in a business included within the definition of "Business" anywhere in the world, whether such engagement shall be as owner, partner, agent, consultant or shareholder (except as the holder of not more than five percent (5%) of the outstanding shares of an entity whose equity securities are listed on any national, regional or foreign securities exchange or reported by the National Association of Securities Dealers Automated Quotation System or any successor thereto); or

               (c) solicit the employment of or hire or engage in any discussion with any current or former officer or key employee of Seller or any Transferring Subsidiary with respect to the Business or any person who is an officer or key employee of Purchaser whose primary employment duties are with respect to Purchaser's operation of the Business, in each case while such person is in the employ of Purchaser or its Affiliates.

Except as provided in Article IX, Purchaser covenants and agrees that, without implication that the contrary would otherwise be true, until the first anniversary of the Closing Date neither Purchaser nor any of its Affiliates shall solicit the employment of or hire or engage in any discussion with any person who is an officer or key employee of Seller or any Transferring Subsidiary of Seller, while such person is in the employ of Seller or any subsidiary; provided, however, in the event that Seller or any of its Affiliates enters bankruptcy, voluntarily or otherwise, or otherwise becomes insolvent, the provisions of this sentence shall be terminated and be of no effect. Seller and Purchaser shall jointly agree upon schedules of the officers and key employees covered by the immediately preceding sentence and clause (c) of this Section 8.11, such schedules to be delivered at the Closing. Such schedules may include job titles or classifications rather than names. Where names are indicated such clause shall also cover replacements of such individuals during the twelve month period immediately following the Closing as the parties shall advise each other from time to time. The term "solicitation" as used in such sentence and such clause shall not include solicitations which are not targeted at particular individuals, such as "help wanted" advertising. This Section shall survive the Closing. Seller and Purchaser acknowledge that the provisions of this Section 8.11, including the periods of restriction, the geographical areas of restriction and the restraints imposed are fair and reasonably required for the protection of the other party hereto. In the event that any of the provisions of this Section 8.11 relating to the geographic areas of restriction or the periods of restriction shall be deemed to exceed the maximum area or period of time which a court of competent jurisdiction would deem enforceable, the geographic areas and times shall, for the purposes of this Agreement, be deemed to be the maximum areas or time periods which a court of competent jurisdiction would deem valid and enforceable in any state in which such court of competent jurisdiction shall be convened. Each party hereto acknowledges that any breach of its obligations under this Section 8.11 may result in irreparable injury to the other party hereto, for which such other party may not have an adequate remedy at law. In the event of any such breach, the non-breaching party may, in its sole discretion and in addition to any other remedies available to it, bring an action or actions against the breaching party for injunctive relief, specific performance or both, and seek to have entered a temporary restraining order, preliminary or permanent injunction, or order compelling specific performance. The prevailing party in any action seeking to enforce the provisions of this
Section 8.11 shall obtain reimbursement of its actual costs and attorneys' fees in connection with such action. If Seller merges with or is acquired by any consolidated group that has revenues for its last fiscal year in excess of $500,000,000 and is engaged at the time of such acquisition, in a business competitive with the Business, then this Section 8.11 shall immediately terminate. Nothing herein shall be deemed to prevent Seller and its Affiliates from, directly or indirectly, selling or seeking to sell office equipment at any customer locations or otherwise or continuing to conduct their respective businesses, other than the Business, as such businesses are being conducted as of the Closing Date. As used herein, "key employee" shall mean with respect to the Seller and the Transferring Subsidiaries, any person with a job classification set forth on Schedule 8.11(a) and with respect to Purchaser, any person with a job classification set forth on Schedule 8.11(b). For the purposes of this Section 8.11, Pitney Bowes Office Systems (or any successor entity) shall no longer be deemed to be an Affiliate of the Purchaser after it ceases to be owned by the Purchaser.

         8.12  Further Assurances. The parties shall execute such further
               ------------------
documents, and perform such further acts, as may be necessary or reasonably requested by Purchaser to transfer and convey the Purchased Assets to Purchaser, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transaction contemplated hereby.

         8.13  Non-Assignment. Without limiting any other provision hereof, with
               --------------
respect to matters set forth in the Disclosure Schedule in response to Sections
4.3 (d), (m), (n) and (x), to the extent such consents to assignment or transfer are not obtained, or in the case of Permits and Environmental Permits replacements therefor are not obtained, prior to Closing and Purchaser so requests Seller and each Transferring Subsidiary shall each continue to use their commercially reasonable best efforts to assist Purchaser and the relevant Transferring Subsidiary to obtain such consents as promptly as practically after Closing, provided that Purchaser shall reimburse Seller and each Transferring Subsidiary for their reasonable out-of-pocket costs incurred with the prior written consent of Purchaser

         8.14  Additional Payment.  Within thirty days following the first
               ------------------
anniversary Closing Date, Purchaser shall pay to the Seller the following amounts, if any:

               (a)     if the Cash Amount was reduced at Closing pursuant to
Section 6.2(c) as a result of the Seller's inability to obtain a Material Third Party Consent, an amount equal to the amount of revenues generated by such customer for the Purchaser in operating the Business during the one-year period following the Closing Date, but in no event to exceed the amount of such reduction; and

               (b)     if (i) the Cash Amount was reduced at Closing pursuant to
Section 6.2(c) as a result of the Seller's inability to obtain a Material Third Party Consent, and (ii) the relevant customer solicits bids for its business and
(iii) the Purchaser is the successful bidder for such customer's work in the Business within the one year period following the Closing Date, an amount equal to the lesser of: (i) the amount by which the Cash Amount was reduced at Closing by reason of the failure to obtain such customer's consent or (ii) the amount of revenues generated by such customer for the Purchaser in operating the Business during the one-year period following the Closing Date.

                                  ARTICLE IX

                     Employees and Employee Benefit Plans
                     ------------------------------------

          9.1     Post-Closing Covenants Relating to Seller's U.S. and Canadian
                  -------------------------------------------------------------
Employees. The following provisions relate solely to Employees actively employed
---------
in the conduct of the Business (each an "Affected Employee") by Danka US, Danka Canada I or Danka Canada II:

                  (a)    Employment of Seller's U.S. and Canadian Employees.
                         --------------------------------------------------
On the Closing Date, Purchaser shall offer to employ or to continue to employ as of the Closing Date each Affected Employee in comparable positions, at compensation and upon terms and conditions which are in the aggregate no less favorable to the Affected Employee than the position, compensation or terms and conditions in effect on the date hereof; provided, however, that each such offer
                                         --------  -------
of employment or continued employment is subject to the Affected Employee satisfying Purchaser's Hiring Criteria. Purchaser shall not take any action which would result in Seller or any Transferring Subsidiary having any liability under the WARN Act or any similar federal, state or local law. As used herein, "Hiring Criteria" shall mean satisfaction of Purchaser's generally applicable employment policies and procedures, including, as applicable to the particular job, completion of a standard employment application, satisfactory completion of a background check and demonstration of proper authorization to work under the Immigration Reform and Control Act of 1986 ("IRCA") or any comparable applicable Canadian law. Purchaser represents and warrants that the Hiring Criteria comply with all applicable laws. Except for voluntary resignations and deaths, Purchaser shall continue to employ each Transferred Employee until at least the first anniversary of the Closing Date, but may at any time terminate any Transferred Employee for cause or as a result of failure to satisfy Purchaser's Hiring Criteria. In the event Purchaser terminates the employment of any Transferred Employee prior to the first anniversary of the Closing Date for any reason other than cause or failure to satisfy the applicable Hiring Criteria, Purchaser shall pay to such terminated Transferred Employee a lump-sum severance amount equal to the severance amount to which such Transferred Employee would be entitled under Purchaser's severance policy in effect as of the Closing Date.

                  (b)      Welfare Benefits.
                           ----------------

                           (i)     Seller and its applicable Transferring
Subsidiaries shall be solely liable for all claims and liabilities incurred by any Employee of the Business prior to the Closing Date under the Welfare Plans and the Canadian employee welfare benefit plans. Purchaser shall be solely liable for all claims and liabilities incurred by any Transferred Employee under Purchaser's employee welfare benefit plans on or following the Closing Date. From and after the Closing Date, Purchaser shall, at no expense to Seller or Danka US, provide the benefits, if any, required pursuant to Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA or the comparable Canadian law, if any, as the case may be, for any Transferred Employee who is or becomes entitled to such continuation with respect to the Business from Seller, Danka US, Danka Canada I, Danka Canada II, or Purchaser at any time.

                           (ii)    Except as otherwise provided in Section
9.1(e), from and after the Closing and continuing until the Applicable Benefit Changeover Date, Purchaser shall provide Transferred Employees with welfare and fringe benefits substantially equivalent, in the aggregate, to those in effect with respect to the Transferred Employees on the day before the Closing and all applicable waiting periods and pre-existing conditions under such benefits shall be waived with respect to Transferred Employees and their eligible dependents who were participants in a comparable welfare plan of Seller or a Transferring Subsidiary on the date before the Closing Date, to the extent permitted under the terms of the applicable welfare plan and/or required by applicable law. On and after the Applicable Benefit Changeover Date, Purchaser shall for a period of one year provide all Transferred Employees and their eligible dependents and beneficiaries with the same or substantially equivalent welfare and fringe benefits then being provided to similarly situated employees of Purchaser, if any but in no event, shall such benefits in the aggregate be less generous than the least generous welfare and fringe benefits, if any, provided to U.S. or Canadian employees of Purchaser, and its affiliates.

                           (iii)   Purchaser shall continue the incentive bonus
plans or arrangements in effect on the day before the Closing for the remainder of the plan year in which the Closing occurs and shall cause benefits to be provided to each Transferred Employee who is or was a participant in such plan on the day before the Closing in an amount which is no less than the amount which is actually earned under the terms of the applicable incentive bonus plan or arrangement as in effect on the day before the Closing for such plan year. All payments under this paragraph (c) shall be made as required by the terms of the applicable plan as in effect on the Closing Date.

                           (iv)    For purposes of this Agreement, "Applicable
Benefit Changeover Date" shall mean, with respect to each pension, welfare or fringe benefit plan applicable to Transferred Employees, the day elected by the Purchaser, which may be any day on or after the first anniversary of the Closing Date, but in no event later than January 1, 2004.

                  (c)      Service Crediting. Effective as of the Closing Date,
                           -----------------
Purchaser will count the service of all Transferred Employees with Seller, its Transferring Subsidiaries, and their Affiliates and all service credited by Seller, its Transferring Subsidiaries or its Affiliates (including service of Transferred Employees with Eastman Kodak Company and its Affiliates to which such persons have received credit with Seller, its Transferring Subsidiaries and their Affiliates for purposes of such policies and plans) under Purchaser's vacation policy and welfare benefit plans applicable to such Transferred Employees. In addition, such service shall be counted by Purchaser in determining each Transferred Employee's eligibility to participate in, and each such Transferred Employee's vested percentage in, each of Purchaser's employee benefit plans (as defined in Section 3(3) of ERISA) applicable to such Transferred Employee, but not for benefit accrual purposes.

                  (d)      Pension Plans.
                           -------------

                           (i)     From and after the Closing and continuing
until the Applicable Benefit Changeover Date:

                                   (1)    Purchaser shall provide Transferred
Employees participating in the Danka Corporation 401(k) Profit Sharing Plan ("Seller's 401(k) Plan") with an individual account pension plan with a cash or deferred arrangement meeting Section 401(k) of the Code ("Purchaser's 401(k) Plan") substantially equivalent to Seller's 401(k) Plan in effect with respect to the Transferred Employees on the day before the Closing. Such Purchaser's 401(k) Plan shall include such provisions as may be necessary or appropriate to receive "rollover" or "direct rollover" contributions of cash (including the cash proceeds of any in-kind distributions) from Transferred Employees entitled to receive a distribution from Seller's 401(k) Plan on account of the consummation of the transactions contemplated by this Agreement.

                                   (2)    Purchaser shall provide Transferred
Employees other than those employed by Danka US or participating in Seller's 401(k) Plan, with pension benefits substantially equivalent, in the aggregate, to those in effect with respect to such Transferred Employees on the day before the Closing.

                           (ii)    On and after the Applicable Benefit
Changeover Date, Purchaser shall for a period of one year provide Transferred Employees with the same or substantially equivalent employee pension benefit plans, if any, as are then provided to similarly situated employees of Purchaser, but in no event shall such benefits in the aggregate be less generous than the least generous employee pension benefit plans, if any, provided to U.S. and Canadian employees of Purchaser, and its affiliates.

                  (e)      Vacation. Effective as of the Closing Date, Purchaser
                           --------
shall grant vacation days or hours determined under the applicable Transferring Subsidiary's vacation program applicable to each Transferred Employee. The vacation days or hours granted by Purchaser hereunder for the vacation computation period which includes the Closing Date (after taking into account vacation days taken prior to the Closing Date with respect to the same vacation computation period) shall be provided under a program no more restrictive than the vacation policy of Purchaser.

         9.2      Post-Closing Covenants Relating to Seller's Non-U.S. and
                  --------------------------------------------------------
Non-Canadian Employees. The following provision relates solely to Affected
----------------------
Employees other than those employed by Danka US, Danka Canada I and Danka Canada
II. In the case of the Affected Employees of each of the Transferring Subsidiaries other than Danka US, Danka Canada I and Danka Canada II, on the Closing Date, Purchaser shall assume (by operation of law or otherwise) the contracts of employment of all such Affected Employees with effect from the Closing Date in accordance with and to the extent required by the Acquired Rights Directive (as defined below) insofar as it has been adopted by local law. As used herein, "Acquired Rights Directive" means Council Directive 77/187/EEC on the approximation of the laws of the Member States relating to the safeguarding of employees' rights in the event of transfers of undertakings, businesses or parts of businesses and/or any legislation or regulation implementing that directive in any member state. The Seller and the Purchaser acknowledge and agree that under the Acquired Rights Directive, the contracts of employment between the Seller or the applicable Transferring Subsidiary and the Affected Employees will have effect after Closing as if originally made between the Purchaser and the Affected Employees. The Purchaser shall comply with its respective obligations pursuant to the Acquired Rights Directive and shall indemnify the Seller and each Transferring Subsidiary against any claims and costs (including legal costs) for breach thereof, insofar as such breach arises out of the Purchaser's failure to comply with its respective obligations thereunder.

         9.3      Relation to Ancillary Agreements. Notwithstanding any other
                  --------------------------------
provision of Sections 9.1 or 9.2 , the rights and benefits of the employees of each of the Transferring Subsidiaries shall be dealt with in accordance with the detailed provisions of the relevant Ancillary Agreement if and to the extent there is any conflict between the provisions of Sections 9.1 or 9.2 and any such Ancillary Agreement

         9.4      Liabilities Accrued Prior to Closing. Except as provided in
                  ------------------------------------
Section 9.1(b), as required by the Acquired Rights Directive in so far as it has been adopted by local law or as reflected on the Audited Balance Sheet, all liabilities and expenses owed to Transferred Employees, which are incurred prior to the Closing Date or relate to any period prior to the Closing Date, will be paid to such Transferred Employee by the applicable Transferring Subsidiary prior to the Closing Date or as soon as practicable thereafter; provided, however, that any vested accrued benefits under any Pension Plan of Seller or any Transferring Subsidiary shall be paid in accordance with the terms and conditions of the applicable Pension Plan, but nothing in this Section 9.4 shall require payment of benefits prior to the time required by the applicable Pension Plan. Each Affected Employee who has actually commenced employment with the Purchaser is hereinafter referred to individually as a "Transferred Employee" and collectively as "Transferred Employees."

                                   ARTICLE X

                               Indemnification.
                               ---------------

         10.1  General. From and after the Closing, the parties shall indemnify
               -------
each other as provided in this Article X. However in no event shall a party be entitled to a recovery under this Article X to the extent that such party has previously recovered under Section 3.6 relating to the same claim.

         10.2  Certain Definitions. As used in this Agreement, the following
               -------------------
terms shall have the indicated meanings:

                  (a) "Damages" shall mean all assessments, levies, losses, fines, penalties, damages, settlements, judgments, costs and expenses, including, reasonable attorneys', accountants', investigators', and experts' fees and expenses incurred in investigating or defending a claim, whether or not resulting from, relating to or arising out of a Third Party Claim;

                  (b) "Indemnified Party" shall mean, with respect to a particular matter, a party hereto who is entitled to indemnification from another party hereto pursuant to this Article X;

                  (c) "Indemnifying Party" shall mean, with respect to a particular matter, a party hereto who is required to provide indemnification under this Article X to another party hereto;

                  (d) "Third Party Claim" shall mean any action, suit, proceeding, investigation or like matter which is commenced, asserted or threatened by a party other than the parties hereto, their successors and assigns, against any Indemnified Party or to which any Indemnified Party is subject.

          10.3    Indemnification Obligations of Seller. Subject to the
                  -------------------------------------
provisions of Sections 10.5 and 10.9, Seller shall indemnify, defend, save and keep harmless Purchaser and its directors, officers, shareholders, and representatives and their successors and assigns ("Purchaser Indemnitees") against and from all Damages sustained or incurred by any of them resulting from, relating to, or arising out of or by virtue of:

                  (a) any inaccuracy in or breach of any representation and warranty made by Seller or any Transferring Subsidiary in this Agreement or the Ancillary Agreements or in any document delivered to Purchaser in connection with this Agreement or the Ancillary Agreement (all such inaccuracies and breaches shall be determined without giving effect to any "knowledge" or "materiality" qualifiers (including any "Material Adverse Effect" qualifications));

                  (b) any breach by Seller or any Transferring Subsidiary of, or failure by Seller or any Transferring Subsidiary to comply with, any of its covenants or obligations under this Agreement, the Ancillary Agreement or any document delivered to Purchaser in connection with this Agreement or the Ancillary Agreements (including, its obligations under this Article X);

                  (c) any liability or obligation of Seller or any Transferring Subsidiary (other than the Assumed Liabilities) including, any and all Excluded Liabilities and any liability or obligation relating to the Excluded Assets;

                  (d) any failure to comply with respect to any applicable bulk sales law;

                  (e) any and all obligations with respect to the Employees not expressly assumed by Purchaser pursuant to Article IX of this Agreement or any Ancillary Agreement; and

                  (f) any liabilities relating to the violation of any Environmental Law or the investigation, removal, remediation, containment, cleanup or abatement of the presence, release or threatened release of any Hazardous Substance, whether on-site or off-site, to the extent, and only to the extent, (A) related to any activity, action or failure to take action by any person prior to the Closing, (B) related to any condition existing on or prior to the Closing Date, or (C) related to any activity, action or failure to take action required to be taken under any lease with respect to Seller after the Closing.

The parties hereto agree that all recoveries by Purchaser Indemnitees pursuant to this Section 10.3 shall be treated as an adjustment to the Purchase Price under Article III, and that, in each case, such adjustment shall be allocated to the assets purchased under the Ancillary Agreement to which the recovery relates.

          10.4    Indemnification Obligations of Purchaser. Subject to Sections
                  ----------------------------------------
10.5 and 10.8, Purchaser shall indemnify, defend, save and keep harmless Seller, the Transferring Subsidiaries and their respective directors, officers, shareholders and representatives and their successors and assigns (collectively, "Seller Indemnitees" and together with Purchaser Indemnitees, the "Indemnitees") against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of:

                  (a) any inaccuracy in or breach of any representation and warranty made by Purchaser in this Agreement or the Ancillary Agreements or in any document delivered to Seller in connection with this Agreement or the Ancillary Agreements;

                  (b) any breach by Purchaser of, or failure by Purchaser to comply with, any of its covenants or obligations under this Agreement (including, its obligations under this Article X) or any of the Ancillary Agreements or any document delivered to Seller or any Transferring Subsidiary;

                  (c)      the Assumed Liabilities;

                  (d) subject to Section 2.3(g), any plant closing or mass layoff by the Purchaser following the Closing which violates the WARN Act or any similar state, local or foreign law at any facility related to the Business; or

                  (e) acts or omissions of Purchaser after the Closing Date, including, Purchaser's operation of the Business after Purchaser's acquisition thereof or relevant portion thereof, except as set forth in Section 2.3(g).

          10.5    Limitation on Indemnification Obligations. Obligations of
                  -----------------------------------------
Purchaser or Seller pursuant to the provisions of Sections 10.3 and 10.4 are subject to the following limitations:

                  (a) the Purchaser Indemnitees shall not be entitled to recover under Section 10.3 until the total amount which Purchaser Indemnitees would recover under Section 10.3 and the Seller Indemnitees shall not be entitled to recover under Section 10.4 until the total amount which Seller Indemnitees would recover under Section 10.4, but for this Section 10.5(a) and without regard to the limitation in Section 10.5(b), exceeds $10,000,000, and then the Indemnitees shall be entitled to recover only for the excess over $10,000,000.

                  (b) the Purchaser Indemnitees shall not be entitled to recover under Section 10.3 and the Seller Indemnitees shall not be entitled to recover under Section 10.4 for any matter or any series or group of related matters, unless such Indemnitees' Damages with respect thereto exceeds $250,000, in which event such Damages shall, subject to the other provisions of this
Section 10.5, be recoverable in full without regard to the limitation contained in this Section 10.5(b);

                  (c) the Purchaser Indemnitees shall not be entitled to recover under Section 10.3 and the Seller Indemnitees shall not be entitled to recover under Section 10.4 unless a claim has been asserted by written notice, specifying the details to the extent then known of the alleged misrepresentation or breach, delivered on or prior to the first anniversary of the Closing Date; provided that claims for breach of Sections 4.3(i), 4.3(t) and 4.3(x) may be made at any time prior to 90 days after the expiration of any statute of limitations relevant to the subject matter covered by such representations and warranties and claims relating to the Excluded Liabilities, the Excluded Assets, the Assumed Liabilities or the representations or warranties set forth in Sections 4.3(a) and 4.3(c) may be brought at any time; provided, further, that, if a claim or notice has been given with respect to such indemnification prior to such date, the right to indemnification in connection with such claim shall continue indefinitely until such claim and right to indemnification is finally resolved;

                  (d) the Indemnitees shall not be entitled to recover under Sections 10.3 and 10.4:

                           (i)      with respect to consequential damages and
punitive damages, except where such amounts are due to a third party in connection with a Third Party Claim;

                           (ii)    to the extent the aggregate claims
recoverable under Section 10.3 of the Purchaser Indemnitees and under Section
10.4 of the Seller Indemnitees exceed $45,000,000;

                           (iii)   except with respect to any environmental
matter or condition, to the extent the matter in question, taken together with all similar matters, (i) existed on December 31, 2000 and (ii) does not exceed the accruals or reserves with respect to such matters which (y) are reflected on the Audited Balance Sheet and (z) constitute Assumed Liabilities;

                           (iv)    without limiting the generality of anything
contained in Article IX hereof but subject to Section 2.3(g), with respect to any claim by or liability to any employee employed by any Transferring Subsidiary with respect to the Business arising as the result of the termination of such employee's employment with Purchaser or any action by Purchaser subsequent to the Closing Date (and Purchaser agrees to indemnify Seller for all such matters);

                  (e) the amount of any recovery by the Indemnitees pursuant to Sections 10.3 and 10.4 shall be net of any foreign, federal, state and/or local income tax benefits inuring to the Indemnitees as a result of the state of facts which entitled the Indemnitees to recover; provided, however, that any such income tax benefit shall be netted against such recovery only upon the actual economic realization of such benefit to the Indemnitees. For purposes of this Section 10.5(f), a tax benefit shall be economically realized at the time and to the extent that either (i) the tax cost to the Indemnitee is reduced by reason of such state of facts, or (ii) the Indemnitee receives a tax refund by reason of such state of facts.

          10.6    Cooperation. Subject to the provisions of Section 10.7, the
                  -----------
Indemnifying Party shall have the right, at its own expense, to participate in the defense of any Third Party Claim, and if said right is exercised, the parties shall cooperate in the investigation and defense of said Third Party Claim.

          10.7    Third Party Claims. Promptly following the receipt of notice
                  ------------------
of a Third Party Claim, the party receiving the notice of the Third Party Claim shall (i) notify the other party of its existence setting forth in writing and with reasonable specificity the facts and circumstances of which such party has received notice, and (ii) if the party giving such notice is an Indemnified Party, specifying in writing the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted. The Indemnified Party may, upon reasonable notice, tender the defense of a Third Party Claim to the Indemnifying Party. If within thirty (30) days after the date on which written notice of a Third Party Claim has been given pursuant to this Section 10.7, the Indemnifying Party shall acknowledge its indemnification obligations as provided in this
Article X in writing to the Indemnified Party and accept the defense thereof (provided, that, if the Indemnifying Party does not accept the defense of such Third Party Claim, it shall so notify the Indemnified Party in sufficient time such that it is not prejudiced thereby), then, except as hereinafter provided, the Indemnified Party shall not, and the Indemnifying Party shall, have the right to contest, defend, litigate or settle such Third Party Claim. The Indemnified Party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnifying Party provided that the Indemnified Party shall be entitled to reimbursement therefor if the Indemnifying Party shall lose its right to contest, defend, litigate and settle the Third Party Claim as herein provided. The Indemnifying Party shall lose its right to contest, defend, litigate and settle the Third Party Claim if it shall fail to diligently contest the Third Party Claim. So long as the Indemnifying Party has not lost its right and/or obligation to contest, defend, litigate and settle as herein provided, the Indemnifying Party shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in its discretion exercised in good faith, and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle shall be given to the Indemnified Party; provided, further, that, (i) Seller shall not agree to any settlement that affects the Business, the manner in which it is conducted following the Closing, requires the Purchaser to take or allow any action or otherwise affects the Purchaser, without Purchaser's consent and (ii) the Indemnifying Party will not have the exclusive right to conduct the defense if under applicable standards of professional conduct a conflict on any significant issue between the Indemnifying Party and any Indemnified Party exists in respect of such claim, in which event the Indemnifying Party shall reimburse the Indemnified Party for the reasonable fees and expenses of counsel to be retained in connection with the Indemnified Party's defense in order to resolve such conflict, promptly upon presentation by the Indemnified Party of invoices or other documentation evidencing such amounts to be reimbursed. All expenses (including without limitation attorneys' fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party. No failure by an Indemnifying Party to acknowledge in writing its indemnification obligations under this Article X shall relieve it of such obligations to the extent they exist. If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept a tender of, or assume the defense of a Third Party Claim pursuant to the second sentence of this Section 10.7, or if, in accordance with the foregoing, the Indemnifying Party shall lose its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to the Indemnifying Party. If, pursuant to this
Section 10.7, the Indemnified Party so contests, defends, litigates or settles a Third Party Claim for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys' fees and other expenses of defending, contesting, litigating and/or settling the Third Party Claim which are incurred from time to time, forthwith following the presentation to the Indemnifying Party of itemized bills for said attorneys' fees and other expenses.

          10.8    Tax Indemnities. In the case of any indemnity relating to
                  ---------------
Taxes, the person against which the taxing jurisdiction asserts liability (whether as taxpayer, transferee or otherwise) shall be responsible for handling and controlling all administrative proceedings and litigation relating to such Taxes. If the taxing authority asserts liability against both parties, the Indemnitee shall be responsible for handling and controlling administrative proceedings and litigation relating to such Taxes. At its own expense, the Indemnitor shall have the right to participate in any proceedings so controlled by the Indemnitee and to review all correspondence with the taxing authority relating to such proceedings. The Indemnitee shall not settle any such matter without the prior consent of the Indemnitor, but the Indemnitor shall not unreasonably withhold such consent.

          10.9    Indemnification Exclusive Remedy.
                  --------------------------------

                  (a) Except for claims or causes of action based on fraud, as provided in this Section 10.9 and as provided in Sections 8.3, indemnification pursuant to the provisions of this Article X shall following the Closing be the exclusive remedy of the parties for any misrepresentation or breach of any warranty or covenant contained herein or in any closing document executed and delivered pursuant to the provisions hereof. Without limiting the generality of the preceding sentence, following the Closing, no legal action sounding in tort or strict liability may be maintained by any party hereto (or a Purchaser Indemnitee or Seller Indemnitee not a party hereto) against any other party hereto with respect to any matter that is the subject of this Article X (excluding with respect to the failure to discharge any Excluded Liability).

                  (b) The limitations contained in Section 10.5 and 10.9(a) shall not apply to: (i) claims by Purchaser pursuant to Sections 10.3 (c) or
(ii) claims by the Seller pursuant to Section 10.4(c).

                  (c) Seller hereby acknowledges and agrees that Purchaser is relying in particular on the covenants set forth in Sections 8.9 and 8.11 in executing and delivering this Agreement and each Ancillary Agreement and consummating the transactions hereunder and thereunder. Seller acknowledges that any breach of Sections 8.9 or 8.11 would give rise to irreparable harm for which monetary damages would not be an adequate remedy. Seller accordingly agrees that in addition to other remedies, Purchaser shall be entitled to enforce the terms of Sections 8.9 and 8.11 by decree of specific performance without the necessity of proving the inadequacy of monetary damages as a remedy and to obtain injunctive relief against any breach or threatened breach of Sections 8.9 or 8.11

                                  ARTICLE XI

                        Effect of Termination/Proceeding
                        --------------------------------

         11.1     General. The parties shall have the rights and remedies with
                  -------
respect to the termination and/or enforcement of this Agreement which are set forth in this Article XI.

         11.2     Right to Terminate. This Agreement and the transactions
                  ------------------
contemplated hereby may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent of Purchaser and Seller;

                  (b) by either of such parties if the Closing shall not have occurred at or before 11:59 p.m. (Eastern time) on June 30, 2001 (the "Termination Date"); provided, however, that either the Seller or the Purchaser
                     --------  -------
shall have the unilateral right to extend the Termination Date for three successive one-month periods if the conditions to Closing set forth in Sections 6.1(d), 6.2(c), 6.2(e), 6.3(b) and 6.3(d) have not been satisfied and further;
                                                                      -------
provided, that, the right to terminate this Agreement under this Section 11.2(b)
--------  ----
shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or prior to the aforesaid date;

                  (c) by the party entitled to the benefit thereof, if any condition set forth in Section 6.1 or Section 6.2 shall become impossible to fulfill;

                  (d) by either Seller or Purchaser if the Shareholder Approval shall not have been obtained by reason of the failure to obtain the required number of votes to approve the transactions contemplated hereby upon the taking of such vote at a duly held meeting of stockholders of the Seller or at any adjournment thereof;

                  (e) by Purchaser if there is a material adverse change in the condition, financial or otherwise, or operations of the Business, taken as a whole; or

                  (f) by either Seller or Purchaser if the other party or, in the case of the Purchaser, any Transferring Subsidiary, shall enter, voluntarily or otherwise, bankruptcy.

In the event the Purchaser desires to terminate this Agreement pursuant to
Section 11.2(c) by reason of a failure to satisfy the condition to Closing set forth in Section 6.2(a), the Purchaser shall have no such right to terminate until the aggregate liability arising out of all breaches of representations and warranties causing such failure to satisfy the condition exceeds $1,250,000, and in any event, the Seller shall have thirty days from Purchaser's written notice of intent to terminate to: (i) cure the relevant breach; (ii) retain or assume the liability arising out of the breach; or (iii) pay the Purchaser an amount to make the Purchaser whole for such breach.

The party desiring to terminate this Agreement shall give prompt written notice of such termination to the other party in accordance with Section 12.3.

         11.3     Certain Effects of Termination. In the event of the
                  ------------------------------
termination of this Agreement by either Seller or Purchaser as provided in
Section 11.2, (i) each party, if so requested by the other party, will return promptly (or otherwise deal with as permitted under the Confidentiality Letter) every document furnished to it by the other party (or any subsidiary, division, associate or Affiliate of such other party) in connection with the transaction contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use its commercially reasonable best efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made, and (ii) the Confidentiality Letter shall remain in effect notwithstanding any provision to the contrary contained therein with respect to the execution of a definitive purchase agreement. This Section 11.3 shall survive any termination of this Agreement.

         11.4     Remedies. Notwithstanding any termination right granted in
                  --------
Section 11.2, in the event of the nonfulfillment of any condition to a party's closing obligations, in the alternative, such party may elect to do one of the following:

                  (a) proceed to close despite the nonfulfillment of any closing condition, it being understood that consummation of the Closing shall be deemed a waiver of each breach of any representation, warranty or covenant and of such party's rights and remedies with respect thereto to the extent that such party shall have actual knowledge of such breach, shall execute a written consent thereto and shall nonetheless proceed to the Closing;

                  (b) decline to close, terminate this Agreement as provided in Section 11.2, and thereafter seek damages to the extent permitted in
Section 11.5 or Section 5.2; or

                  (c) seek specific performance of the obligations of the other party. Each party hereby agrees that in the event of any breach by such party of this Agreement, the remedies available to the other party at law would be inadequate and that such party's obligations under this Agreement may be specifically enforced.

         11.5     Right to Damages. If this Agreement is terminated pursuant to
                  ----------------
Section 11.2, neither party hereto shall have any claim against the other except as provided in Section 5.2 or if the circumstances giving rise to such termination were caused by the other party's intentional breach of the representations, warranties or covenants set forth herein, in which event termination pursuant to Section 11.2 shall not be deemed or construed as limiting or denying any legal or equitable right or remedy of said party.

                                  ARTICLE XII

                                 Miscellaneous
                                 -------------

         12.1     Sales and Transfer Taxes. Purchaser shall pay all excise,
                  ------------------------
stamp and transfer and conveyance taxes and customary duties arising in connection with and as a consequence of the sale and transfer of the Purchased Assets and the Business to Purchaser pursuant to this Agreement.

         12.2     Publicity. Except as otherwise required by law or applicable
                  ---------
stock exchange rules, press releases concerning this transaction shall be made only with the prior written consent of the other party, not to be unreasonably withheld or delayed (and, in any event, Seller and Purchaser shall use their commercially reasonable best efforts to consult and agree with each other with respect to the content of any such required press release). In addition, with respect to any other written publicity related to the transactions contemplated by this Agreement or otherwise related to any party and its direct and indirect subsidiaries (including, the Transferring Subsidiaries) and/or their respective businesses (including, the Business), each party agrees not to (and agrees to cause its Affiliates not to) disparage the other in any publicity.

         12.3     Notices. All notices required or permitted to be given
                  -------
hereunder shall be in writing and may be delivered by hand, by facsimile or by an overnight courier nationally recognized in the United

States (a "nationally recognized overnight courier"). Notices delivered by hand, by facsimile or by a nationally recognized overnight courier shall be deemed given on the date of receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand or deposited with a nationally recognized overnight courier on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:


                  If to Seller Addressed to:

                  Danka Business Systems, PLC,
                  Masters House
                  107 Hammersmith Road
                  London W14 OQH England
                  Attention: Secretary
                  Telecopier: 011-44-171-603-8448

                  with copies to:

                  11201 Danka Circle North
                  St. Petersburg, Florida 33716
                  Attention: Chief Executive Officer and General Counsel
                  Telecopier: 727-579-0832

                  and

                  Holland & Knight LLP
                  400 North Ashley Drive, Suite 2300
                  Tampa, Florida 33602
                  Attention: Robert J. Grammig, Esq.
                  Telecopier: 813-229-0134

                  If to Purchaser Addressed to:

                  Pitney Bowes Inc.
                  One Elmcroft Road

                  Stamford, Connecticut  06926-0700
                  Attention: General Counsel
                  Telecopier: ____________

                  with a copy to:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, New York 10178
                  Attention: David Pollak, Esq.
                  Telecopier: 212-309-6273
                  ------------

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 12.3.

     12.4  Expenses. Except as set forth in Articles X or XI, each of Seller and
           --------
Purchaser shall bear all fees and expenses incurred by such party (and by each such party's respective subsidiaries) in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, including, financial advisors', attorneys', accountants' and other professional fees and expenses, provided, however, that Purchaser and Seller shall each pay one-half of the fees required in connection with any filing required under the Hart-Scott-Rodino Act and any European Filing. For the purposes of this Section 12.4, fees and expenses incurred by any Transferring Subsidiary shall be deemed to have been incurred by Seller.

         12.5     Entire Agreement. This Agreement, the Purchaser's Ancillary
                  ----------------
Documents, Seller's Ancillary Documents, the Subsidiary Ancillary Documents and the Ancillary Agreements (the Purchaser's Ancillary Documents, Seller's Ancillary Documents, the Subsidiary Ancillary Documents and the Ancillary Agreements together being referred to herein as the "Ancillary Materials") constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement and the Ancillary Materials constitute a single agreement among the parties and contemplate a single, integrated transaction. The Disclosure Schedule being delivered simultaneously herewith shall be deemed to constitute exceptions to the representations and warranties set forth in Section 4.3 to the extent specified in Section 4. Each other exhibit and schedule shall be considered incorporated into this Agreement and the Ancillary Materials. The inclusion of any item in the Disclosure Schedule is not evidence of the materiality of such item for the purposes of this Agreement and the Ancillary Materials. The parties make no representations or warranties to each other, except as contained in this Agreement and the Ancillary Materials, and any and all prior representations and warranties made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this Agreement and the Ancillary Materials, it being intended that no such prior representations or warranties shall survive the execution and delivery of this Agreement and the Ancillary Materials. Purchaser acknowledges that it has conducted an independent investigation of the financial condition, assets, liabilities, properties and projected operations of the Business in making its determination as to the propriety of the transactions contemplated by this Agreement and the Ancillary Materials, and in entering into this Agreement and the Ancillary Materials it has relied solely on the results of said investigation and on the representations and warranties of Seller expressly contained in this Agreement, the Ancillary Agreements, Subsidiary Ancillary Documents and Seller's Ancillary Documents delivered pursuant to the provisions of this Agreement. In connection with its investigation of the Business, Purchaser received from or on behalf of Seller certain estimates, forecasts, plans and financial projections. Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, forecasts, plans and projections, that Purchaser is familiar with such uncertainties, that Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, forecasts, plans and projections so furnished to it (including the reasonableness of the assumptions underlying such estimates, forecasts, plans and projections), and that Purchaser shall have no claim against Seller or any Transferring Subsidiary with respect thereto. Accordingly, neither Seller nor any Transferring Subsidiary makes any representation or warranty with respect to such estimates, forecasts, plans and projections (including any such underlying assumptions).

         12.6     Value Added Taxes.
                  -----------------

                  (a) All sums stated in this Agreement as being payable by Purchaser to the Transferring Subsidiaries or vice versa shall be deemed to be exclusive of any VAT, which may be chargeable on the supply or supplies for which such sums (or any part thereof) are the whole or part of the consideration for VAT purposes.

                  (b) The Transferring Subsidiaries and Purchaser shall use their commercially reasonable best efforts (which shall include, providing each other with such information or assistance as the other shall reasonably request) to ensure that the transfer of the Business and the Purchased Assets under this Agreement is treated under Article 5(8) of the Sixth Directive (where applicable) or any other applicable legislation made pursuant to, or derived from, such Article (such as Article 5 of the VAT (Special Provisions) Order 1995 in the United Kingdom) or such other legislation as is applicable in a country which is not a member state of the European Union as not being a supply of goods (or a supply of services) for VAT purposes.

                  (c) Seller and Purchaser shall agree whether or not to make an application to any relevant Tax authority for a confirmatory declaration that VAT is not chargeable on the transfer of the Business and/or the Purchased Assets under the relevant Ancillary Agreement. If the parties agree to make such an application, Seller shall procure the submission (as soon as possible following the aforementioned agreement) by the relevant Transferring Subsidiary to its relevant Tax authority of such an application. If, notwithstanding the commercially reasonable best efforts of the relevant Transferring Subsidiary, an amount of VAT is determined in writing by a Tax authority to be payable in respect thereof (or in respect of a transfer of the Business or Purchased Assets for which an application is not made), then Seller shall notify Purchaser of that determination forthwith. For the avoidance of doubt, this subsection (c) shall not affect the application of Subsection (e) below.

                  (d) Notwithstanding anything to the contrary contained in the Ancillary Agreements, if Purchaser disagrees with any determination of any Tax authority that VAT is chargeable, it may, within 5 business days of being so notified, give notice to Seller that it requires Seller to obtain a review by the relevant Tax authority of that determination and the relevant Transferring Subsidiary shall forthwith request the Tax authority, to undertake that review; provided however that concurrent with notification of such disagreement to the relevant Transferring Subsidiary, Purchaser shall furnish such Transferring Subsidiary with an opinion of independent legal counsel of national repute in the relevant member state of the European Union or Norway (as applicable) in support of Purchaser's contention that VAT is not so chargeable. Notwithstanding receipt of such opinion of independent legal counsel, Seller may nonetheless invoice Purchaser for VAT, and Purchaser shall promptly pay such amount (for subsequent reimbursement if recovered by the relevant Transferring Subsidiary). Upon the relevant Transferring Subsidiary being advised by the relevant Tax authority of the decision arising out of that review, Seller shall forthwith notify Purchaser thereof. If Purchaser disagrees with that decision, it may give notice to Seller to make an appeal against the decision of the relevant Tax authority (an "Appeal") in a manner as Purchaser shall reasonably request or Purchaser may itself make an Appeal as it shall consider appropriate with such assistance from Seller as Purchaser shall reasonably request. If as a result of the Appeal an amount of VAT is still deemed chargeable and has not yet been paid by the Purchaser, then Purchaser shall forthwith pay over to the relevant Transferring Subsidiary the amount of VAT chargeable in accordance with paragraph (e) below, together with any interest, penalties and fines payable in relation thereto upon receipt of a valid VAT invoice.

                   (e) Where, pursuant to the terms of this Agreement, one party (the "Supplying Party") makes a supply to the other (the "Paying Party") for VAT purposes, and (notwithstanding subsection (b) above) VAT is or becomes properly chargeable on such supply, the Paying Party shall within two (2) days prior to the date on which the Supplying Party is obliged to account for such sum to the relevant Tax authority, pay to the Supplying Party (in addition to any other consideration for such supply) a sum equal to the amount of such VAT (and the Supplying Party will at the time of such payment provide the Paying Party with a valid tax invoice in respect of such supply from the Supplying Party.)

                  (f)      In this Section 12.6:

                           (i)     "VAT" means value added tax as provided for
in Article 2, EC Council Directive 67/227 (First Council Directive of 11 April 1967 on the harmonization of legislation of Member States concerning turnover taxes) or any legislation made pursuant thereto or derived therefrom including, in the UK, the Value Added Tax of 1984 and legislation supplemental thereto and any other tax (wherever and whenever imposed and whether imposed in substitution thereof or in addition thereto) of a similar fiscal nature; and

                           (ii)    the "Sixth Directive" means EC Council
Directive 77/388 (Sixth Council Directive of 17 May 1977 on the harmonization of the laws of the Member States relating to turnover taxes - common system of value added tax: uniform basis of assessment).

         12.7  Non-Waiver. The failure in any one or more instances of a party
               ----------
to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but this Agreement shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

         12.8  Counterparts. This Agreement may be executed in multiple
               ------------
counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

         12.9  Severability. The invalidity of any provision of this Agreement
               ------------
or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

         12.10 Applicable Law. This Agreement shall be governed and controlled
               --------------
as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware applicable to contracts made in that State.

         12.11 Binding Effect; Benefit. This Agreement shall inure to the
               --------------
benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, including, third party beneficiary rights.

         12.12 Assignability. This Agreement shall not be assignable by any
               -------------
party without the prior written consent of the other parties; provided, however, that Purchaser may assign any or all of its respective rights and interests under this Agreement to one or more of its Affiliates and designate one or more of its Affiliates to perform its obligations under this Agreement (in any or all of which cases the original party nonetheless shall remain responsible for the performance of all of its obligations under this Agreement).

         12.13 Amendments. This Agreement shall not be modified or amended
               ----------
except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

         12.14 Headings. The headings contained in this Agreement are for
               --------
convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

         12.15 Governmental Reporting. Anything to the contrary in this
               ----------------------
Agreement notwithstanding, nothing in this Agreement shall be construed to mean that a party hereto or other person must make or file, or cooperate in the making or filing of, any return or report to any governmental authority in any manner that such person or such party reasonably believes or reasonably is advised is not in accordance with law.

         12.16 Rule of Construction. The parties acknowledge and agree that each
               --------------------
has negotiated and reviewed the terms of this Agreement, been assisted by such legal and tax counsel as they desired, and has contributed to its revisions. The parties further agree that the rule of construction that any ambiguities are resolved against the drafting party will be subordinated to the principle that the terms and provisions of this Agreement will be construed fairly as to all parties and not in favor of or against any party. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. The word "including," means "including, without limitation." Unless the context clearly requires otherwise, "law" shall refer to any applicable U.S. or non-U.S. federal, state or local law.

         12.17 Consent to Jurisdiction. Seller and Purchaser each agrees to the
               -----------------------
exclusive jurisdiction of any state or federal court within Delaware, with respect to any claim or cause of action arising under or relating to this Agreement, and waives personal service of any and all process upon it, and consents that all services of process be made by registered or certified mail, return receipt requested, directed to it at its address as set forth in Section 12.4, and service so made shall be deemed to be completed when received. Seller and Purchaser each waives any objection based on forum non conveniens and waives any objection to venue of any action instituted hereunder. Nothing in this paragraph shall affect the right of Seller or Purchaser to serve legal process in any other manner permitted by law.

         12.18 No Effect. Notwithstanding any provision of this Agreement or the
               ---------
Ancillary Agreements, all existing contracts between Seller or any of its Affiliates on the one hand and Purchaser or any of its Affiliates on the other hand will remain in full force and effect.

         12.19 Definitions. The following terms are defined in the following
               -----------
sections of this Agreement:


         Defined Term                                                                 Where Found
         ------------                                                                 -----------
         Actual Closing Date Shareholders' Equity                                     3.6(d)(iii)
         Acquired Rights Directive                                                    9.1
         Acquisition Proposal                                                         5.2(g)
         Adjusted Balance Sheet                                                       3.6(a)
         Affected Employee                                                            9.1
         Affiliate                                                                    4.2(f)
         Agreement                                                                    Preamble
         Ancillary Agreements                                                         1.4
         Ancillary Materials                                                          12.5
         Appeal                                                                       12.6(d)
         Approved U.K. Counsel                                                        12.17
         Applicable Benefit Changeover Date                                           9.1(c)(iv)
         Assumed Liabilities                                                          2.1
         Assumed Property Taxes                                                       2.2(e)
         Audited Balance Sheet                                                        3.6(b)
         Audited Financial Statements                                                 3.6(b)
         Bonds                                                                        5.3(c)
         Business                                                                     Recitals
         Cash Amount                                                                  3.1
         Circular                                                                     4.3(ff)
         Cleanup                                                                      4.3(x)(ix)(A)
         Closing                                                                      3.3
         Closing Date                                                                 3.3
         Closing Date Shareholders' Equity                                            3.6(a)
         Code                                                                         4.3(i)(i)
         Confidentiality Letter                                                       5.3(a)
         Contaminants                                                                 4.3(x)(ix)(C)
         Control                                                                      4.2(f)
         Credit Policy                                                                4.3
         Damages                                                                      10.2(a)
         Danka                                                                        4.3(s)(ii)
         Danka Canada I                                                               1.4(a)
         Danka Canada II                                                              1.4(n)
         Danka France                                                                 1.4(d)
         Danka Belgium                                                                1.4(b)
         Danka Denmark                                                                1.4(c)
         Danka Germany                                                                1.4(e)

         Defined Term                                                                 Where Found
         ------------                                                                 -----------
         Danka Netherlands                                                            1.4(g)
         Danka Italy                                                                  1.4(f)
         Danka Norway                                                                 1.4(l)
         Danka Services Agreement                                                     4.2(b)
         Danka Sweden                                                                 1.4(h)
         Danka Switzerland                                                            1.4(l)
         Danka UK                                                                     1.40)
         Danka US                                                                     1.4(m)
         Debt                                                                         12.6(e)(i)
         employment loss                                                              4.3(t)(xi)
         Employees                                                                    4.3(t)(x)
         Environmental Laws                                                           4.3(x)(ix)(B)
         Environmental Permits                                                        4.3(x)(i)
         Environmental Permit Consents                                                4.3(x)(i)
         ERISA                                                                        4.3(t)(i)
         ERISA Affiliate                                                              4.3(t)(i)
         Escrow Agent                                                                 3.2(b)
         Escrow Agreement                                                             3.2(b)
         Estimated Closing Date Shareholders' Equity                                  3.6(a)
         European Filings                                                             4.2(c)
         Excluded Assets                                                              1.1
         Excluded Liabilities                                                         2.1
         Extremely hazardous substances                                               4.3(x)(ix)(C)
         Financial Statements                                                         4.3(f)
         Fixed Assets                                                                 1.2(c)
         Foreign Closing                                                               3.3
         GAAP                                                                         4.3(f)
         Governmental Consent                                                         4.3(d)
         Hart-Scott-Rodino Act                                                        4.2(c)
         Hazardous materials                                                          4.3(x)(ix)(C)
         Hazardous substances                                                         4.3(x)(ix)(C)
         Hazardous wastes                                                             4.3(x)(ix)(C)
         High Value                                                                   3.6(d)(i)
         Hiring Criteria                                                              9.1
         Including                                                                    12.16
         Indemnified Party                                                            10.2(b)
         Indemnifying Party                                                           10.2(c)
         Indemnitees                                                                  10.4
         Intellectual Property                                                        1.2(k)
         Intellectual Property Licenses                                               4.3(z)(v)
         Intercompany Accounts                                                        1.3(c)
         Inventory                                                                    1.2(b)
         Joint Claims                                                                 1.2(s)
         Key Employee                                                                 8.11
         Kodak Agreement                                                              1.2(u)
         Leased Premises                                                              1.2(e)
         Letter of Credit                                                             6.2(g)
         Liens                                                                        4.3(g)
         Low Value                                                                    3.6(d)(ii)
         mass layoff                                                                  4.3(t)(xi)
         Material Adverse Effect                                                      4.3(b)
         Material Third Party Consents                                                4.3(m)

         Defined Term                                                                 Where Found
         ------------                                                                 -----------
         Material Contracts                                                           4.3(l)
         Material Environmental Permits                                               4.3(x)(i)
         Material Permits                                                             4.3(n)
         Most Recent Fiscal Month End                                                 4.3(f)
         nationally recognized overnight courier                                      12.3
         Non-U.S. Plans                                                               4.3(t)(vii)
         Paying Party                                                                 12.6(e)(ii)
         PBGC                                                                         4.3 (t)(iii)
         Pension Plans                                                                4.3(t)(i)
         Permits                                                                      4.3(n)
         Permit Consents                                                              4.3(n)
         Permitted Liens                                                              4.3 (g)
         plant closing                                                                4.3(t)(xi)
         Pollutants                                                                   4.3(x)(ix)(C)
         Property Taxes                                                               2.2(e)
         Proprietary Software                                                         4.3(s)(iv)
         Proxy Statement                                                              4.3(ff)
         Purchase Price                                                               3.1
         Purchased Assets                                                             1.1
         Purchaser                                                                    Preamble
         Purchaser Indemnitees                                                        10.3
         Purchaser's Ancillary Documents                                              4.2(b)
         Purchaser's 401 (k) Plan                                                     9.4(b)
         relate to                                                                    1.1
         Release                                                                      4.3(x)(ix)(D)
         Relevant Agency                                                              5.4(g)
         Restricted hazardous materials                                               4.3(x)(ix)(C)
         Security                                                                     4.3(s)
         Seller                                                                       Preamble
         Seller Indemnitees                                                           10.4
         Seller's Ancillary Documents                                                 4.3(c)
         Seller's Knowledge                                                           4.5
         Shareholder Approval                                                         4.3(c)
         Single employer                                                              4.3(m)(i)
         Sixth Directive                                                              12.6(f)(ii)
         Software                                                                     4.3(z)
         Subsidiary Ancillary Documents                                               4.3(c)
         Superior Proposal                                                            5.2(g)
         Supplying Party                                                              12.6(e)(ii)
         Tax                                                                          4.3(i)(i)
         Tax Returns                                                                  4.3(i)(i)
         Termination Date                                                             11.2
         Third Party Claim                                                            10.2(d)
         Third Party Consents                                                         4.3(m)
         Toxic substances                                                             4.3(x)(ix)(C)
         Transferred Employee                                                          9.4
         Transferring Subsidiaries                                                    Preamble
         Transitional Services Agreement                                              1.4
         U.K. Purchase Agreement                                                      1.4(j)
         U.S. Business                                                                1.4
         U.S. Purchased Assets                                                        1.4(m)
         Unassigned Assets                                                            8.8

         Defined Term                                                                 Where Found
         ------------                                                                 -----------
         United States real property interest                                         4.3(i)(x)
         used in                                                                      1.1
         VAT                                                                          12.6(f)(i)
         WARN Act                                                                     2.3(g)
         Welfare Plans                                                                4.3(t)(ii)
         wholly-owned                                                                 1.4

               IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                          SELLER:
                                          DANKA BUSINESS SYSTEMS, PLC

                                          /s/ P. Lang Lowrey III
                                          --------------------------------------
                                          P. Lang Lowrey III
                                          Chief Executive Officer



                                          PURCHASER:
                                          PITNEY BOWES INC.

                                          By: /s/ Karen M. Garrison
                                              ----------------------------------

                                          Its: Executive Vice President,
                                              ----------------------------------
                                               Group President, Pitney Bowes
                                              ----------------------------------
                                               Business Services
                                              ----------------------------------